SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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☑     Definitive Proxy Statement
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☐     Soliciting Material Under Rule 14a-12
SIERRA PACIFIC RESOURCES

(Name of Registrant as Specified In Its Charter)

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LOGO
Michael W. Yackira
President and Chief
Executive Officer

March 19, 2008

To Our Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2008 Annual Meeting of the Stockholders of Sierra Pacific Resources, which will be held at 10:00 a.m., Pacific Time, on Monday, April 28, 2008, at the Las Vegas Hilton, 3000 Paradise Road, Las Vegas, Nevada. The formal notice of the Annual Meeting is set forth on the next page.

The matters to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2007 financial results. Refreshments will be provided before and after the meeting.

Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Statement. Regardless of the number of shares you own, please promptly vote your shares by mail, the Internet or telephone.

We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy card as soon as possible.

Sincerely,

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 28, 2008

To our Stockholders:

The 2008 Annual Meeting of Stockholders of Sierra Pacific Resources (the“Company”) will be held at the Las Vegas Hilton, 3000 Paradise Road, Las Vegas, Nevada, on Monday, April 28, 2008, at 10:00 a.m., Pacific Time. At the meeting, stockholders will consider and vote on the following matters:

1.	to elect three members of the Board of Directors to serve until the Annual Meeting in 2011, and until their successors are elected and qualified;

2.	to consider whether to adopt a shareholder proposal requesting Directors to take the steps necessary to eliminate classification of the terms of the Board of Directors to require that all Directors stand for election annually;

3.	to approve the material terms of the performance goals of the Company’s Restated Executive Long-Term Incentive Plan;

4.	to approve amendments to the Company’s Employee Stock Purchase Plan;

5. to ratify the selection of the Company’s independent registered public accounting firm; and

6.	to transact such other business as may properly come before the meeting, and any or all adjournments thereof.

Stockholders of record of common stock at the close of business on March 10, 2008, will be entitled to vote at the meeting, and any or all adjournments thereof.

This year we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our annual report and proxy statements at the investors section of our website at www.sierrapacificresources.com. On March 19, 2008, we mailed our stockholders a notice containing instructions on how to access our 2008 proxy statement and annual report and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

You are cordially invited to attend the meeting in person if possible. Whether you plan to attend the meeting or not, please read the accompanying proxy statement and then vote your shares as early as possible by mail, Internet or telephone. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

On Behalf of the Board of Directors

PAUL KALETA,
Corporate Secretary

Reno, Nevada
March 19, 2008

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

This proxy statement contains information about the 2008 Annual Meeting of Stockholders of Sierra Pacific Resources (the “Annual Meeting”). The Annual Meeting will be held on Monday, April 28, 2008, beginning at 10:00 a.m., Pacific Time, at the Las Vegas Hilton, 3000 Paradise Road, Las Vegas, Nevada. Unless the context otherwise requires, references in this proxy statement to “the Company,” “SPR,” “we,” “us,” or “our” refer to Sierra Pacific Resources.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 3, 4 and 5 and against Proposal 2, set forth in the notice of the Annual Meeting. A stockholder may revoke any proxy at any time before it is exercised by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

Our Annual Report to Stockholders for the year ended December 31, 2007, is being made available electronically with the proxy materials, and a hard copy is obtainable at the Stockholder’s request. The Annual Report does not constitute any part of this proxy statement.

In accordance with rules and regulations recently adopted by the Securities Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	to elect three members of the Board of Directors to serve until the Annual Meeting in 2011, and until their successors are elected and qualified;

2.	to consider whether to adopt a shareholder proposal requesting Directors to take the steps necessary to eliminate classification of the terms of the Board of Directors to require that all Directors stand for election annually;

3.	to approve the material terms of the performance goals of the Company’s Restated Executive Long-Term Incentive Plan;

4. to approve the amendments to the Company’s Employee Stock Purchase Plan;

5. to ratify the selection of the Company’s independent registered public accounting firm; and

6.	to transact such other business as may properly come before the meeting, and any or all adjournments thereof.

Please see the discussion on pages 6-8 of this proxy statement for further information regarding Proposal 1, the discussion on pages 9-11 of this proxy statement for further information regarding Proposal 2, the discussion on pages 11-19 of this proxy statement for further information regarding Proposal 3, the discussion on page 19-24 of this proxy statement for further information regarding Proposal 4, and the discussion on page 24 of this proxy for further information regarding Proposal 5, in each case that our stockholders should consider in determining their vote.

Who can vote?

To be able to vote, you must have been a stockholder of record at the close of business on March 10, 2008. This date is the record date for the Annual Meeting.

Stockholders of record at the close of business on March 10, 2008, are entitled to vote at the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 233,889,221.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below.

How can I vote?

You may vote in person by attending the meeting or by proxy. If you are a shareholder of record, you may vote by proxy through the Internet, by telephone or by mail. You may follow the instructions on the proxy card or the instructions below for voting by one of these methods. Please help us save time and postage costs by voting through the Internet or by telephone.

If you have Internet access, please visit www.ProxyVote.com website before 11:59 p.m. ET on April 27, 2008. The Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

If your shares are held in “street name” by a broker or other nominee, you will receive instructions from the holder of record that you must follow in order to vote your shares.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	submitting a later-dated proxy;

•	giving the Corporate Secretary of the Company a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in “street name,” you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on April 28, 2008. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What will happen if I do not give my bank or brokerage firm instructions on how to vote my shares?

Banks, brokers, or other nominees may vote shares held for a customer in “street name” on matters that are considered to be “routine” if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

Of the five matters before the meeting this year, only the election of Directors and the ratification of the selection of the independent accounting firm are deemed to be “routine” matters, which means that if your shares are held in “street name” and you do not provide timely instructions for voting your shares, your bank, broker, or other nominee can vote your shares with respect to the elections of Directors and the ratification of the independent accounting firm.

What constitutes a quorum?

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the votes entitled to be cast at the Annual Meeting, or at least 116,944,611 shares of our common stock.

Shares of common stock represented in person or by proxy (including broker “non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

What vote is required for each item?

The number of votes required for approval of the matters to be considered is as follows:

•	A plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of Directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of Directors who are nominated to be elected at the meeting. At the Annual Meeting, the maximum number of Directors to be elected is three.

•	A majority of the votes entitled to be cast at the Annual Meeting is required for approval of the shareholder proposal requesting Directors to take the steps necessary to eliminate classifications of terms of its Board of Directors to require that all Directors stand for election annually.

•	A majority of votes cast by shareholders present, in person or by proxy, at the Annual Meeting, is required for the approval of the material terms of the performance goals of the Restated Executive Long-Term Incentive Plan, for the approval of the amendments to the Employee Stock Purchase Plan, and to ratify the selection of independent registered public accounting firm.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

•	FOR the election of the three nominees of the Board of Directors;

•	AGAINST the shareholder proposal requesting Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually;

•	FOR the approval of the material terms of the performance goals of the Restated Executive Long-Term Incentive Plan;

•	FOR the approval of the amendment to the Employee Stock Purchase Plan; and

•	FOR ratification of the selection of the independent registered public accounting firm.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter or (2) are broker “non-votes.” Abstentions and broker non-votes will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal. Accordingly, abstentions and broker non-votes will have the same effect as withholding authority with respect to a nominee for Director and voting against the approval of the material terms of the performance goals of the Restated Executive Long-Term Incentive Plan, the amendments to the Employee Stock Purchase Plan and the shareholder proposal and the ratification of the selection of the independent accounting firm.

Who will count the votes?

The votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the Annual Meeting. If any matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2008, which we expect to file with the Securities and Exchange Commission, or the SEC, on or about August 4, 2008.

How and when may I submit a stockholder proposal for the 2009 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting to be held in 2009, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. We must receive your stockholder proposal intended to be presented at the 2009 Annual Meeting of Stockholders on or before November 18, 2008, to be included in the proxy statement relating to that meeting, and on or before

February 1, 2009, for matters to be considered timely such that pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting.

Any such proposals should be sent to:

Paul J. Kaleta
Corporate Secretary
Sierra Pacific Resources
P.O. Box 98910
Las Vegas, NV 89151

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Morrow & Co., Inc. will assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses.

How can I obtain an Annual Report to Stockholders or an Annual Report on Form 10-K?

Our Annual Report to stockholders and our Annual Report on Form 10-K for the year ended December 31, 2007, are available on our website at www.sierrapacificresources.com. If you would like a copy of either of these documents, we will send you one without charge. Please contact:

Sierra Pacific Resources
6100 Neil Road
Reno, NV 89511
Attention: Shareholder Relations
Telephone: (800) 662-7575

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Shareholder Relations Department at the address or telephone number listed below.

Sierra Pacific Resources
6100 Neil Road
Reno, NV 89511
Attention: Shareholder Relations
Telephone: (800) 662-7575

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” materials related to proxy statements and annual reports, including the Notice of Internet Availability. This means that if a household participates in the householding program, it will receive one Notice of Internet Availability.

Your consent to householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, householding Department, 51 Mercedes Way, Edgewood, New York, 11747. We will remove you from the householding program within 30 days of receipt of your response.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

There are currently thirteen members of our Board of Directors, divided into three classes with terms expiring at the 2008, 2009 and 2010 annual meetings of stockholders. The Board has determined that all directors, except Walter M. Higgins, Chairman of the Board, Michael W. Yackira, our Chief Executive Officer, and John F. O’Reilly, meet the independence requirements under the New York Stock Exchange’s Listing Standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards. It is the Company’s practice that all directors are expected to personally attend the Annual Meeting and shall be available to meet and converse with stockholders in attendance. All of the thirteen directors then serving on the Board of Directors were in attendance at the 2007 Annual Meeting.

Upon the recommendation of our Nominating and Corporate Governance Committee of our Board of Directors, the Board has nominated Joseph B. Anderson, Glenn C. Christenson, and Philip G. Satre for election to the class of directors whose terms expire in 2011. Krestine M. Corbin and Clyde T. Turner, who are Directors in the class whose terms are expiring at the Annual Meeting, will not stand for re-election. Each of Messrs. Anderson, Christenson, and Satre, has consented to serve, if elected, for a three-year term expiring at the time of the 2011 annual meeting of stockholders and when his successor is elected and qualified. The persons named in the proxy card as proxies will vote to elect each of the nominees unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by our Board of Directors, or the Board may reduce the number of directors. Proxies may not be voted for more than three persons.

The Board of Directors recommends that you vote FOR the election of the nominees, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

The following information, which is as of March 10, 2008, is furnished with respect to the nominees for election as director and those directors whose terms will continue after the Annual Meeting. The information presented included information each director has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 10, 2008, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for Terms Expiring in 2011

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since

Joseph B. Anderson Jr.	65	Chairman and CEO of TAG Holdings, LLC, a parent corporation for various manufacturing and service-based enterprises. Mr. Anderson currently serves on the company Board of Directors of Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and Valassis Communications, Inc. He is Director of the Original Equipment Suppliers Association, a Director of the Society of Automotive Engineers Foundation, Director, Society of Automotive Engineers International, Executive of the Committee of the National Association of Black Automotive Suppliers, and Board of Governors of the Center for Creative Leadership. Mr. Anderson was elected as a Director of SPR, NPC and SPPC in February 2005.	2005
Glenn C. Christenson	58	Managing Director Velstand Investments, LLC. In March 2007, Mr. Christenson retired as executive vice president and chief financial officer of Station Casinos, Inc., a gaming entertainment company, where he was employed for 17 years. Previously, he was a partner of the international accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche) for 17 years. He is a Director of the National Center for Responsible Gaming and the Nevada State College Foundation. He also is on the board of trustees of the Nevada Development Authority and is an advisor to the University of Nevada Las Vegas Business School. Mr. Christenson was elected as a Director of SPR, NPC and SPPC in May 2007.	2007
Philip G. Satre	58	Mr. Satre retired January 1, 2005, as Chairman of the Board, Harrah’s Entertainment, Inc., a gaming entertainment company. Previously he was CEO of Harrah’s Entertainment from 1993 to 2003. He is a Director of Nordstrom Inc. and Rite Aid Corporation, as well as the National Center for Responsible Gaming and the Nevada Cancer Institute. He is a Trustee of Stanford University, and the National World War II Museum, Inc. Mr. Satre was elected as a Director of SPR, SPPC and NPC in January 2005.	2005

Directors whose terms expire in 2009
Mary Lee Coleman	71	President of Coleman Enterprises, a developer of shopping centers and industrial parks. She is also a director of First Dental Health, Inc. Ms. Coleman has served as a Director of NPC since 1980, and was elected a Director of SPR and SPPC in July 1999.	1999
Theodore J. Day	58	Chairman of Dacole Company, an investment firm. Formerly, Senior Partner of Hale, Day, Gallagher Company, a real estate brokerage and investment firm. He is also a Director of the W.M. Keck Foundation, the Boy Scouts of America, Nevada Area Council, the Reno Air Race Association, Linfield College, Western Exploration and Development, Ltd., and the National Cowboy and Western Heritage Museum. Mr. Day has served as a Director of SPPC since 1986, of SPR since 1987, and was elected a Director of NPC in July 1999.	1987
Jerry E. Herbst	70	Chief Executive Officer of Terrible Herbst, Inc., a gaming, resort and gasoline retail company, since 1968. Mr. Herbst has served as a Director of NPC since 1990, and was elected a Director of SPR and SPPC in July 1999.	1999

Name of Director		Principal Occupation	Director
and Nominee	Age	During Last 5 Years; Directorships	Since

Donald D. Snyder	60	Mr. Snyder retired in March 2005 as President and Board Member of Boyd Gaming Corporation, a gaming entertainment company. He is Director of Western Alliance Bancorporation and Cash Systems, Inc. He is Chairman of the Las Vegas Performing Arts Center Foundation. He is also Director of two non-public companies, Bank of Nevada and Switch Communications Group, LLC. He serves on numerous not-for-profit organizations, including Nathan Adelson Hospice, Nevada Development Authority, University of Nevada-Las Vegas Foundation and Council for a Better Nevada. Mr. Snyder was elected a Director of SPR, NPC and SPPC in November 2005.	2005
Directors whose terms expire in 2010
Walter M. Higgins	63	Chairman of SPR since August 2000, was President and CEO until February 2007 when he yielded the Presidential title to Michael Yackira. Mr. Higgins retired as Chief Executive Officer of SPR on July 31, 2007. Prior to SPR, Mr. Higgins served Chairman, President and Chief Executive Officer of AGL Resources, Inc., from February 1998 to August 2000. He is also a director of AEGIS Insurance Services, Inc. He is a trustee of the Sierra Nevada College Foundation.	2000
Brian J. Kennedy	64	Mr. Kennedy is President and Chief Executive Officer of Argonaut, LLC, a private equity group. He served as Chairman of Meridian Gold, Inc., a mining company, until October 2007, having retired as President and CEO in 2006. Prior to that, he served approximately nine years as President and Chief Operating Officer of FMC Gold Company. He is also a Director of two non-profit corporations: the Nevada Museum of Art and the Community Foundation of Western Nevada. Mr. Kennedy was elected as a Director of SPR, SPPC and NPC in February 2007.	2007
John F. O’Reilly	62	Chairman and Chief Executive Officer of the law firm of O’Reilly Law Group LLC and John F. O’Reilly, APC, Chairman and an Officer and/or a Board member of various family-owned business entities and related investments and businesses. He serves as a Director of the Community Board of Wells Fargo Bank Nevada, N.A., Director of Herbst Gaming, Inc., UNLV Foundation, Nevada Development Authority, Henderson Chamber of Commerce, Advisory Board of Boys and Girls Clubs of Las Vegas, a member of the Las Vegas Chamber of Commerce Government Affairs Committee, and is involved in various other capacities in other not-for-profit organizations, including Vision 2020, on which he serves as Chairman/CEO and Board member. Mr. O’Reilly has been a Director of NPC since 1995, and was elected a Director of SPR and SPPC in July 1999.	1999
Michael W. Yackira	56	Chief Executive Officer of SPR since August 2007 and Director of SPR since February 2007. Mr. Yackira was previously President and Chief Operating Officer of SPR, Prior to that, he served as Corporate Executive Vice President and Chief Financial Officer from October 2004 to February 15, 2007. From December 2003 to October 2004, he held the position of Executive Vice President and CFO, at both NPC and SPPC. Mr. Yackira was previously Executive Vice President, Strategy and Policy, from January to December 2003. Previously he was the Vice President and CFO of Mars, Inc. from 2001 to 2002. Prior to that, Mr. Yackira was with Florida based FPL Group, Inc., from 1989 to 2000. Mr. Yackira is a board member of the United Way of Southern Nevada, the American Heart Association of Las Vegas, and several not-for-profit organizations. Mr. Yackira was elected a Director of SPR in February 15, 2007.	2007

All directors are also directors of our wholly-owned subsidiaries, Sierra Pacific Power Company and Nevada Power Company.

PROPOSAL NUMBER TWO

SHAREHOLDER PROPOSAL

Mr. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, the owner of 138.602 shares of the Company’s common stock, has advised the Company that he intends to submit a proposal to be voted upon at the Annual Meeting. The proposal, together with his statement in support, are set forth below.

Resolution

That the shareholders of SIERRA PACIFIC RESOURCES request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Insley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Statement in Opposition

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

Your Board currently has three classes of directors, with the members of each class serving three-year terms. Each year, one class — approximately one-third of the Board — is up for election.

Last year, a similar proposal requesting the directors to take action to “declassify” the Board was submitted to the shareholders for a vote. Under our By-laws, the proposal needed a favorable vote from the holders of a majority of our outstanding shares in order to pass. The proposal did not receive the required number of favorable votes, however, and therefore was not approved.

Upon receiving a similar proposal this year, the Board has once again thoroughly considered the issue of whether all of the Directors should be elected on an annual basis. The Board believes that this analysis needs to take into account the specific situation of this Company and the best interests of our shareholders. After carefully examining these factors, the Board continues to believe that the Company’s existing system of electing directors, which was confirmed by the Company’s stockholders at the time of the merger with Nevada Power, is in the best interests of the Company and its shareholders. Therefore, the Board of Directors unanimously recommends a vote against this proposal.

There are several important reasons why the Board believes that our Company should maintain its current Board structure. First, having staggered terms for our directors helps assure that, at any given time, a majority of the Board has prior experience and familiarity with the Company’s business, facilities, regulatory environment, opportunities and challenges. While experience and knowledge are important attributes for directors of any company, we believe they are critical for this Company. Our two utility subsidiaries operate in a complex environment characterized by extensive state and federal regulation, rapidly-growing service territories and potentially volatile energy markets. As our shareholders know only too well, this environment can be extremely challenging. The Board believes that the experience and knowledge that our directors gain over time in dealing with these issues makes them more effective in fulfilling their responsibilities to maximize our shareholders’ investment by appropriately balancing short-term goals and long-term planning. The Board does not believe it is in the best interests of our shareholders to adopt a Board structure that could result in “on the job training” for the entire Board.

Second, the Board believes that staggered three-year terms achieve an appropriate balance between stability and continuity, on the one hand, and director accountability on the other. In the Board’s view, the most important element in director accountability — the fiduciary duty imposed by law on each and every director — is present regardless of whether a director is elected annually. The Board does not believe that directors elected for three-year terms approach their responsibilities with any less focus or accountability than would be the case if they were elected every year. Moreover, to the extent that shareholders believe that they need to “send a message” to the Board, the fact that a third of the Board is up for election every year provides an opportunity to send a very clear message.

Third, the Board believes that a three-year board term helps the Company attract and retain individuals with the quality, integrity and caliber required to make the commitment and take on the responsibilities that service as a director entails. The Board also believes that agreeing to serve a three-year term demonstrates the nominee’s commitment to the Company over the long-term.

Fourth, the Board does not believe that the current structure leads to “management entrenchment”. In fact, all but three members of the Board are independent of management, within the meaning of the New York Stock Exchange’s rules, and the Board’s Audit Committee, Nominating and Governance Committee, and Compensation Committee are each composed exclusively of independent directors. Also, the Board has separated the roles of Chairman and Chief Executive Officer and has appointed Mr. Philip Satre, an independent director, to preside at all executive sessions of the Board of Directors.

Fifth, and perhaps most importantly, the Board believes that a classified board structure is an important deterrent to any entity or group that would try to take control of the Company by replacing the Board with its own nominees at a single meeting without paying a fair price to the Company’s stockholders. A classified board structure is not intended to prevent a merger or even a hostile takeover. Instead, it is designed to prevent what the Board believes is a potentially abusive tactic that is unfair to the rest of the Company’s shareholders. A classified structure means that the Board will have the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, to negotiate the best deal possible for the benefit of all shareholders and to seek better alternative proposals, without being immediately swept aside by individuals representing the interests of only one bidder.

Adoption of the stockholder proposal would not automatically result in the declassification of the Company’s Board. Rather, approval would serve only as a request that the Board take the necessary steps to eliminate the classified board structure and replace it with the annual election of directors. Declassifying the Board would require an amendment to the Company’s articles of incorporation. If such an amendment is first approved by two-thirds of the Board, the amendment would require the affirmative vote of the holders of not less than a majority of our outstanding shares of common stock at a subsequent meeting. The Board of Directors does not believe, however, that such an amendment would be in the best interests of the Company or its stockholders. If two-thirds of the Board does not approve the amendment but the matter is nevertheless submitted for shareholder approval at a future meeting, the amendment would require the affirmative vote of the holders of not less than two-thirds of our outstanding shares.

For all of the above reasons, your Board of Directors unanimously recommends a vote AGAINST the adoption of this proposal and proxies solicited by the Board will be voted against the proposal unless a stockholder has indicated otherwise in the proxy.

PROPOSAL NUMBER THREE

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
OF THE RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

The Company’s Executive Long-Term Incentive Plan (the “LTIP”) was originally adopted by stockholders in 1994, and subsequently amended by stockholders in 2001 to increase the number of shares available for grant. In 2004, stockholders approved a renewal of the Company’s LTIP, authorizing 7,750,000 shares of Common Stock to be available for grant. On February 8, 2008, the Board of Directors approved the Amended and Restated Executive Long-Term Incentive Plan (the “Restated LTIP”), subject to stockholder approval of the material terms of the performance goals to, among other things, ensure that awards made pursuant to the Restated LTIP will not be subject to the deduction limits under Section 162(m) of the Internal Revenue Code of 1986 (“Code”).

The purpose of the Restated LTIP is to promote the success and enhance the value of the Company by aligning participants’ personal interests with those of the Company’s stockholders by rewarding outstanding performance. Additionally, the Restated LTIP is intended to emphasize pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit and individual levels. The Restated LTIP is also intended to provide flexibility in the Company’s ability to motivate, attract and retain the services of individuals upon whose judgment, interest and special effort the Company is largely dependent.

The LTIP is administered by the Compensation Committee (the “Committee”) and is a comprehensive incentive plan that provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other equity-based awards payable in cash to eligible participants, which includes officers and key employees of Company, as determined by the Committee. The eligible participants under the Restated LTIP are the same as under the LTIP as approved by stockholders in 2004. As of February 8, 2008, there were 83 officers and key employees eligible to participate in the Restated LTIP.

The payment of any award under the Restated LTIP or the lapse of any period of restriction relating to any such award may be conditioned upon (i) the achievement of an objective performance goal (ii) over a specified performance period, in each case as established by the Committee at the time of the grant of the award. The performance goals permitted by the Restated LTIP, which are applied to the Company, a subsidiary, an affiliate or a business unit and which replace the performance goals in the LTIP as approved by stockholders in 2004, are the following:

•	total stockholder return;

•	total stockholder return as compared to total return of a publicly available index;

•	net income;

•	pretax earnings;

•	funds from operations;

•	earnings before interest expense, taxes, depreciation and amortization;

•	operating margin;

•	earnings per share;

•	return on equity, capital, assets or investment;

•	operating expenses;

•	working capital and/or liquidity;

•	completion of capital projects;

•	expense and/or liability containment;

•	operating expenditures;

•	operational safety metrics;

•	energy supply, conservation and environmental performance;

•	customer satisfaction metrics;

•	service levels and reliability;

•	shareholder profile metrics;

•	ethics;

•	public affairs and marketing metrics;

•	ratio of debt to stockholders equity;

•	workforce-related metrics;

•	internal financial reporting and accounts payable metrics; and

•	revenue.

The achievement of a specified period of service may also be deemed a performance goal. The specific targets with respect to any performance goals will be determined in the Committee’s discretion. Before paying an award or permitting the lapse of any restriction on an award under the Restated Plan, the Committee is required to certify in writing that the performance goal has been satisfied. In the event of death, disability or retirement of a participant, a prorated payment of the award will be made following the end of the performance period if the applicable performance goals have been met.

Awards under the Restated Plan are subject to annual limits. Such limits apply to grants of awards in any one given calendar year to any participant as follows:

	Maximum Aggregate
	Number of Shares of
Type of Award	Common Stock

Options	45,000
Stock Appreciation Rights	45,000
Restricted stock	45,000
Performance Units	45,000	*
Performance Shares	45,000

*	Fair market value, determined on the date of grant, of 45,000 shares of Common Stock.

Additionally, the maximum aggregate amount of cash payments pursuant to performance units or other equity-based awards payable in cash under the Restated Plan that may be made in any one calendar year to any participant is $900,000.

Under the LTIP as approved by stockholders in 2004, the maximum annual payout with respect to performance units and performance shares was $1 million.

Awards conditioned on the enumerated performance goals, subject to the annual limits and which otherwise comply with the procedural requirements of the Restated LTIP, are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations and rulings. Under Section 162(m), federal income tax deductions may be disallowed to the extent that total compensation paid to a “covered employee” exceeds $1,000,000 in any one year (covered employees generally are the Company’s named executive officers, as that term is used in this proxy statement other than the Corporate Senior Vice President, Chief Financial Officer). For compensation to be considered “performance-based” and thus not subject to the deduction limitations, Section 162(m) requires that, among other things, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) of the Code, the material terms of the performance goals of the Restated LTIP include: (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid. Stockholder approval of this Proposal Number Three constitutes approval of each of these aspects of the Restated LTIP for purposes of the approval requirements of Section 162(m) of the Code.

The Board of Directors recommends a vote FOR the approval of the material terms of the performance goals of the Restated LTIP in accordance with Section 162(m) of the Code, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

Other Changes to LTIP PreviouslyAdopted by the Board of Directors

The Board of Directors also approved, and the Restated LTIP includes, the following changes, which are not subject to stockholder approval pursuant to this Proposal Number Three.

•	Restrictions Related to Section 409A. To avoid adverse tax treatment of certain compensation as deferred compensation under Section 409A of the Code, the Restated LTIP imposes certain restrictions on the Committee’s ability to interpret the Restated LTIP, award or related agreement or to amend the terms and conditions of any outstanding award to allow the deferral of compensation after the award is exercised, after the close of a performance period or after the removal of applicable restrictions. In addition, where the Committee previously, in its sole discretion, could permit participants to defer the receipt of the payment of cash or the delivery of shares, such deferrals are prohibited under the Restated LTIP.

•	No Acceleration Upon Change in Control. The Restated LTIP eliminates automatic acceleration upon a change-in-control, which, pursuant to the LTIP approved by stockholders in 2004, resulted in all options and stock appreciation rights becoming immediately exercisable, the lapse of all restriction periods on restricted stock and, with respect to awards granted more than six months prior to the change of control, payout opportunities deemed to have been fully earned for the full performance period, with cash payments made pro rata (based on the number of days of the performance period had lapsed prior the change of control).

•	Ability to Amend Previously Granted Awards. In order to satisfy legal requirements, including the provisions of Sections 162(m) and 409A of the Code and the related regulations and rulings, the Restated LTIP permits the Committee to amend any outstanding award prospectively or retroactively without the approval or consent of the participant. Additionally, the Committee may make adjustment to the terms and conditions of an award in recognition of unusual or nonrecurring events affecting the

Company or its financial statements in order to prevent the dilution or enlargement of intended benefits. However, the plan still does not allow for repricing of stock options.

•	Elimination of Awards of Dividend Equivalents and Rights to Receive Dividends on Restricted Stock. The LTIP prior to the amendment and restatement provided for the ability to grant dividend equivalents simultaneously with an option grant, which entitled the participant to receive a payment in an amount equal to any dividend declared on the stock underlying the option in the event such a dividend was declared between the grant date of the option and the date the option was exercised. Further, participants holding restricted stock were credited with any cash or stock dividends paid with respect to the shares held pursuant to the LTIP; provided that stock dividends or distributions were subject to the same transfer restrictions and forfeitability as the shares of restricted stock with respect to which they were paid. The Restated LTIP does not provide for grants of dividend equivalents, nor does it expressly provide for participants holding restricted stock to receive dividends subject to transfer and foreitability restrictions.

•	Grant of Other Equity-Based Cash Awards. Under the Restated LTIP, participants may be granted cash awards based on performance goals and payment of shares in lieu of cash under other Company incentive programs, to the extent permitted under those programs.

Summary of Material Provisions of the Restated LTIP

The following is a summary of the material provisions of the Restated LTIP (including but not limited to the material terms of the performance goals), which is qualified in its entirety by reference to the Restated LTIP, a copy of which is attached as Annex A to this Proxy Statement. Defined terms not otherwise defined in this summary shall have the meaning ascribed to such terms in the Restated LTIP.

Administration of the Plan

The Restated LTIP is administered by the Compensation Committee of the Company’s Board of Directors (which consists exclusively of outside Directors meeting the independence requirements of the NYSE). Additionally, the Committee will be comprised solely of Directors qualified to administer the Restated LTIP pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Code.

Shares Subject to the Plan Over a 10-Year Period

The Restated LTIP authorizes the grant over 10 years of up to 7,750,000 shares of the Company’s Common Stock, in the form of grants more fully described below and subject to whatever limitations in the types of grants which may presently exist or be adopted or imposed by requirements of the SEC or the NYSE. This is the same number of shares approved by stockholders in 2004. There has been no increase. Of the 7,750,000 shares authorized, 1,122,324 have been granted and 6,627,676 are available for grant as of February 8, 2008.

If any corporate transaction occurs which causes a change in the Company’s capitalization, the Committee shall make such adjustments to the number and class of shares delivered, and the number and class and/or price of shares subject to outstanding awards granted, under the Restated LTIP as appropriate and equitable to prevent dilution or enlargements of participants’ rights.

Eligibility and Participation

Employees eligible to participate in the Restated LTIP include officers and key employees of the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board, but excluding directors who are not Employees.

Amendment and Termination of the Plan

In no event may any award under the Restated LTIP be granted on or after January 1, 2014. The Board may amend, modify or terminate the Restated LTIP at any time; provided that no amendment requiring shareholder approval for the Restated LTIP to continue to comply with Rule 16b-3 under the Exchange Act or the listing standards of the NYSE shall be effective unless approved by stockholders. No amendment without shareholder approval shall be permitted to increase the number of shares authorized for issuance under the Restated LTIP, except in cases of recapitalization of the Company.

The Committee may amend any outstanding award, without the approval or consent of the participant, if such amendment is necessary or appropriate to conform the award to, or otherwise satisfy legal requirements (including without limitation the provides of Sections 162(m) and 409A of the Code or the regulations or rulings promulgated thereunder). Such an amendment can be made prospectively or retroactively. Additionally, without the approval or consent of the participant, the Committee may make adjustment in the terms and conditions of an award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent dilution or enlargement of the benefits intended to be made available pursuant to the award and the Restated LTIP to the extent, in the case of awards intended to be qualified performance-based compensation under Section 162(m) of the Code, such adjustment would be consistent with Section 162(m). No other termination, amendment or modification to the Restated LTIP or an award may be made, without the written consent of the applicable participant, if it would adversely affect in any material way any award previously granted.

Awards under the LTIP

Stock Options.  The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), or a combination thereof under the Restated LTIP. The option price for each such grant of options shall be at least equal to 100% of the fair market value of a share of the Company’s stock on the date the option is granted. Options shall expire at such times as the Committee determines at the time of grant; provided, however, that no option may be exercisable later than the tenth (10th) anniversary of its grant. The Committee may not reprice options previously awarded.

Options granted under the Restated LTIP shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve; provided that no option may be exercisable prior to one year following its grant. The option exercise price is payable in cash, in shares of Common Stock of the Company having a fair market value equal to the exercise price, or in a combination of cash and shares. The Committee may allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board’s Regulations, subject to applicable securities laws.

Options may be transferred only under the laws of descent and distribution and, during the participant’s lifetime, shall be exercisable only by the Participant or his or her legal representative. Each option award agreement shall specify the participant’s rights in the event of termination of employment.

Stock Appreciation Rights (“SARs”).  SARs granted under the Restated LTIP may be in the form of Freestanding SARs, Tandem SARs, or a combination thereof, and the maximum number of stock options or SARs which may be granted to any one Participant shall be limited by all applicable SEC and NYSE requirements. The grant price of a Freestanding SAR shall be equal to the fair market value of a share of Common Stock on the date of grant. The grant price of a Tandem SAR shall be equal to the option price of the related option. No SAR granted under the Restated LTIP may be exercisable prior to one year following its grant. The term of any SAR granted under the Restated LTIP shall be determined by the Committee, provided that such term may not exceed ten years.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee. A Tandem SAR may be exercised only with respect to the shares of Common Stock of the Company for which its related option is exercisable. Tandem SARs granted in connection with an ISO shall expire no later than the expiration of the ISO, the value of the payout for such SARs may be no more than one hundred percent (100%) of the difference between the ISO option price and the fair market value of the shares subject to such

ISO at exercise, and may be exercised only when the fair market value of the shares subject to the ISO exceeds the ISO option price.

Upon exercise, a participant will receive the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment due upon exercise may be in cash, in shares having a fair market value of the SAR being exercised, or in a combination of cash and shares, as determined by the Committee. The Committee may impose such restrictions on the exercise of SARs as may be required to satisfy the requirements of Section 16 of the Exchange Act.

SARS may be transferred only under the laws of descent and distribution and, during the participant’s lifetime, shall be exercisable only by the participant or his or her legal representative. Each SAR award agreement shall specify the participant’s rights in the event of termination of employment.

Restricted Stock.  Restricted Stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee but Restricted Stock grants are not to exceed an aggregate of 30% of the total amount of shares authorized for issuance during the life of the Plan, and not to exceed 25% in the aggregate for any one individual over the life of the Plan. The Committee shall impose such other conditions and/or restrictions on any shares of Restricted Stock as it deems advisable, including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of performance goals set by the Committee, or whatever limitations may be imposed by requirements of the SEC, NYSE or state securities law.

Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable restriction period or upon earlier satisfaction of such other conditions specified by the Committee; provided, however, that in no event may Restricted Stock granted under the Restated LTIP vest and become alienable prior to one (1) year following the date of its grant.

Participants holding Restricted Stock may exercise full voting rights with respect to those shares during the restriction period, and shall be credited with regular cash dividends paid with respect to such shares.

Each Award agreement shall specify the participant’s right to receive unvested Restricted Shares in the event of death, disability, change of control, or termination of employment.

Performance Units and Performance Shares.  Performance Unit and Performance Share awards may be granted in the amounts and subject to such terms and conditions as determined by the Committee; provided that the awards are within the annual award limits. The Committee shall set performance goals which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number and/or value of Performance Units/Shares that will be paid out to participants. Performance periods shall be at least one year in length, except in unusual circumstances when early achievement of pre-established targets can result in an accelerated payout, but in no event less than six months.

Participants shall receive payment of the value of Performance Units/Shares earned in cash and/or shares of Common Stock which have an aggregate fair market value equal to the value of the earned Performance Shares after the end of the applicable performance period, in such combination as the Committee determines. Such shares may be granted subject to any restrictions deemed appropriate by the Committee.

In the event a participant’s employment is terminated by reason of death, disability, or retirement during a performance period, the participant shall receive a prorated payout of the Performance Units and Performance Shares following the end of the applicable performance period if the applicable performance goals have been met. Payment of such prorated amount will be made in a single lump sum, within 70 calendar days following the close of the applicable performance period. In the event employment is terminated for any other reason, all Performance Units and Performance Shares shall be forfeited unless otherwise determined by the Board in its sole discretion.

Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A participant’s rights under the Restated LTIP shall be exercisable only by the participant during his or her lifetime.

Other Equity-Based Cash Awards.  Cash awards based on performance goals established by the Committee may be granted, as well as the payment of Shares in lieu of cash under other Company incentive programs (to the extent permitted by such programs). Any payment of cash based on performance goals established by the Committee shall be paid on the earlier of within 70 calendar days following the time the legally binding right to payment arises or the time such right ceases to be subject to a substantial risk of forfeiture. Any payment of shares in lieu of cash under other Company incentive programs shall be paid according to the time period provided pursuant to such other Company incentive program.

Performance Goals

The Committee may condition the payment of any award or the lapse of any period of restriction upon the achievement of a performance goal that is established by the Committee. A “performance goal” is an objective goal that must be met by the end of the performance period specified by the Committee based upon one or more of the following as applied to the Company, a subsidiary, an affiliate or a business unit: (i) total stockholder return, (ii) total stockholder return as compared to total return of a publicly available index, (iii) net income, (iv) pretax earnings, (v) funds from operations, (vi) earnings before interest expense, taxes, depreciation and amortization, (vii) operating margin, (viii) earnings per share, (ix) return on equity, capital, assets or investment, (x) operating earnings, (xi) working capital and/or liquidity, (xii) completion of capital projects, (xiii) expense and/or liability containment, (xiv) operating expenditures, (xv) operational safety metrics, (xvi) energy supply, conservation and environmental performance, (xvii) customer satisfaction metrics, (xviii) service levels and reliability, (xix) shareholder profile metrics, (xx) ethics, (xxi) public affairs and marketing metrics, (xxii) ratio of debt to stockholders equity, (xxiii) workforce-related metrics, (xxiv) internal financial reporting and accounts payable metrics, or (xxv) revenue. The Committee has discretion to determine the specific targets with respect to each of these categories of performance goals. In addition to the foregoing, a performance goal may be the participant’s achievement of a specified period of service with the Company, its subsidiaries, or its affiliates. Before paying an award or permitting the lapse of any period of restriction on an award based on performance goals, the Committee shall certify in writing that the applicable performance goal has been satisfied.

Annual Award Limits

Subject to adjustment in accordance with the Restated LTIP, grants of Awards to any one participant in any one calendar year are subject to the following limits:

•	Options. The maximum aggregate number of shares of Common Stock subject to options which may be granted shall be 45,000.

•	SARs. The maximum aggregate number of shares of Common Stock subject to SARs which may be granted shall be 45,000.

•	Restricted Stock. The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted shall be 45,000.

•	Performance Units. The maximum aggregate number of shares of Common Stock subject to Performance Units which may be granted shall be the Fair Market Value (determined on the date of grant) of 45,000 shares of Common Stock. Additionally, the maximum aggregate Performance Unit cash payments that may be made in any calendar year shall be $900,000.

•	Performance Shares. The maximum aggregate number of shares of Common Stock subject to Performance Shares which may be granted shall be 45,000.

•	Other Equity-Based Awards in Cash. The maximum aggregate other equity-based cash payments that may be made in any calendar year shall be $900,000.

Federal Income Tax Consequences

The following brief description of the tax consequences of awards under the Restated LTIP is based upon present federal tax laws and does not purport to be a complete description of the federal tax consequences of the Restated LTIP.

There are generally no federal tax consequences either to the participant or to the Company upon the grant of an option. On exercise of an ISO, the Participant will not recognize income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the participant under the alternative minimum tax provisions of the Code. Generally, if the participant disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise, the Participant will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price, or the gain on sale, if less. Otherwise the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain or loss realized by the participant will be treated as capital gain or loss. On exercise of a NQSO, the participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price or the gain on sale.

The grant of a SAR or performance unit or share award will not result in recognition of income by the Participant or a tax deduction for the Company. Upon the settlement of such a right or award, the Participant will recognize ordinary income equal to the fair market value of any shares of common stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount.

An award of Restricted Stock will not result in recognition of income by the participant or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture (unless the participant elects otherwise). At that time, the Participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid, and the Company will be entitled to a tax deduction in the same amount. Dividends paid on restricted shares are generally treated as compensation for federal tax purposes.

The Company will be entitled to a deduction for the amount constituting ordinary income to the participant, as discussed above, provided that the Restated LTIP satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of compensation paid to certain corporate executives which is not “performance-based.” Although it is the Company’s intention that the Restated LTIP be drafted and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Code, there can be no guarantee that the Company can deduct all compensation under the Restated LTIP Plan. Further, nothing in this proposal precludes the Committee from determining that it is in the Company’s best interest to make a payment or grant an award that is not intended to qualify for tax deductibility under Section 162(m).

Benefits Under the Restated LTIP

The following table sets forth, for each person and group of persons specified, the equity grants pursuant to the Restated LTIP approved by the Board of Directors for 2008 and the aggregate maximum dollar value of such grants. Any awards that may be made with respect to the remaining available shares under the Restated LTIP are subject to the discretion of the Committee and, therefore, are not determinable at this time.

	Number of	Number of
Name and Position	Restricted Shares	Performance Shares	Dollar Value

Walter M. Higgins	0	0	$0
Chairman of the Board
Michael W. Yackira	30,601	61,202	$1,400,000
President, Chief Executive Officer
William D. Rogers,	13,770	27,541	$630,000
Corporate Senior Vice President, Chief Financial Officer
Donald L. Shalmy	0	0	$0
Corporate Sr. Vice President, Public Policy and External Affairs
Jeffrey L. Ceccarelli	12,066	24,131	$552,000
Corporate Sr. Vice President, Service Delivery and Operations
Roberto R. Denis	11,311	22,626	$517,500
Corporate Sr. Vice President, Generation and Energy Supply
Executive Group	64,238	128,475	$2,938,900
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	56,897	63,795	$1,840,600

The restricted shares in the table above will be measured against a three-year aggregate score determined pursuant to the Company’s Short-Term Incentive Plan, and the performance share will be measured against the Company’s total shareholder return as compared to the S&P super composite Electric Utility Index. The dollar value of grants in the table above is determined by calculating the number of shares issued by the closing share price for the five business days prior to the Compensation Committee meeting of the Board of Directors.

PROPOSAL NUMBER FOUR

APPROVAL OF AMENDMENTS TO THE
EMPLOYEE STOCK PURCHASE PLAN

The Company’s Employee Stock Purchase Plan (the “Plan”) became effective initially on June 14, 1984. The Plan was subsequently amended and restated by the Board of Directors on July 13, 1999, and approved by stockholders on June 19, 2000. On February 8, 2008, the Board of Directors approved the amendment and restatement of the Plan (the “Restated Plan”), subject to stockholder approval. The Restated Plan, among other things:

•	increases the discount from market price at which participants can purchase shares of the Company’s Common Stock under the Restated Plan; and

•	implements a one year required holding period for shares purchased under the Restated Plan.

Before giving effect to the Restated Plan, the Plan provided for grants of options to purchase shares during an offering period at the lesser of (a) 90% of the closing price of the Company’s Common Stock on the offering commencement date, which is the first day of an offering period or (b) 100% of the closing price of the Company’s Common Stock on the option exercise date, which is the last day of an offering period. In adopting the Restated Plan, the Board approved an increase in the discount to 85% of the closing price of the Company’s Common Stock, applicable to either the offering commencement date or the offering exercise date, whichever is a greater discount in purchase price. In conjunction with this increase, the Board also implemented a change to the Plan that restricts participants from selling, transferring, withdrawing or moving shares purchased under the Restated Plan for one year from the offering exercise date when the shares were purchased. The increased discount and one-year holding period are designed to attract and retain highly qualified employees while giving employees a vested interest in the Company.

The Board also provided in the Restated Plan that participants who miss a payroll deduction for certain qualifying reasons, including an approved leave of absence, maternity leave or other approved leave, will be allowed to continue in the Restated Plan. Previously, a withdrawal notice was deemed to have been received if payroll deductions were interrupted for any reason. Under the Restated Plan, participants missing a payroll deduction because compensation at any time during a Payroll Deduction Period is insufficient to cover such deduction due to any qualifying reason but who otherwise remain eligible to participate in the Restated Plan, will have payroll deductions reinstated when sufficient funds exist and such participants will be able to purchase shares on the offering exercise date in such number as his or her accumulated payroll deductions on such date will pay for at the option price. If a participant’s payroll deductions are interrupted by any legal process, (for example, garnishment or judgment), the participant will be deemed to have withdrawn from the Restated Plan as of the day the interruption occurs.

The Restated Plan also reconciles certain inconsistencies between the language in the Plan and the day-to-day administration of the Plan, including without limitation, the dates constituting the payroll deduction periods, the period for open enrollment in the Plan and the authorization process. The Company’s practice of requiring a $5.00 minimum payroll deduction amount has also been clarified.

The Board of Directors recommends a vote FOR the Restated Plan, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

Summary of Material Provisions of the Restated Plan

The following is a summary of the material provisions of the Plan as amended and restated by Proposal No. four, which is qualified in its entirety by reference to the full text of the Restated Plan, which is attached as Annex A to this Proxy Statement.

Purpose

The purpose of the Restated Plan is to provide eligible employees of the Company and its subsidiaries with a means of acquiring an equity interest in the Company through accumulated payroll deductions, to enhance these employees’ sense of participation in the affairs of the company and to provide an incentive for continued employment. The Restated Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code.

Shares Subject to the Restated Plan

The maximum number of shares of Common Stock which may be sold to participants over the term of the Restated Plan may not exceed 900,162 shares, subject to adjustment, as described below. The shares of Common Stock issuable under the Restated Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market.

Adjustments

If any change is made to the Company’s outstanding Common Stock in connection with stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment will be made in the number of shares and option price relating to options that are exercised on the last day of the current offering period.

Eligibility and Participation

After six months service with the Company or its subsidiaries, all employees whose customary employment is in excess of 20 hours per week and more than five months per year are eligible to participant in the Restated Plan. As of February 25, 2008, the Company estimated that approximately 3,160 employees were eligible to participate in the Restated Plan.

No right granted to an employee under the Restated Plan during an offering period will cover more shares than may be purchased at an exercise price equal to more than 15% of the base salary payable to the employee during the offering period. Participants may increase or decrease their contribution only during open enrollment periods, which are typically in April and October.

Payroll Deduction Periods

The six-month periods, May 1 to October 31 and November 1 to April 30, are the payroll deduction periods during which payroll deductions will be accumulated under the Restated Plan.

Offering Period

There are two offering periods: June 1 to December 1 and December 1 to June 1. The first day of each offering period is the offering commencement date and the last day of each offering period is the offering exercise date.

Granting Stock Options

Twice each year on the offering commencement date, the Company will grant to each eligible employee an option to purchase on the offering exercise date at the option price such number of full shares as such employee’s payroll deductions permit. Giving effect to the February 8, 2008 increase in the offered discount authorized by the Board of Directors, the option price for each offering period is the lesser of (1) 85% of the closing price of such shares on the offering commencement date or (2) 85% of the closing price of such shares on the offering exercise date.

Special Limitations

The Restated Plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•	Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the Common Stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding.

Withdrawal from the Plan

An Employee may withdraw from the Restated Plan, in whole but not in part, at any time prior to the offering exercise date and have his or her accumulated payroll deductions refunded promptly without interest.

Transfer or Assignment of Employee’s Rights

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Termination of Employee’s Rights

An Employee’s rights under the Restated Plan will terminate when he or she ceases to be an employee because of retirement, resignation, layoff, discharge, death, or for any other reason. Any payroll deductions not used to purchase stock will be refunded to the participant without interest. If the employee’s payroll deductions are interrupted by any legal process (for example, garnishment or judgment), such employee will be deemed to have withdrawn from the Restated Plan. If payroll deductions are interrupted because compensation at any time during a Payroll Deduction Period is insufficient to cover such deduction due to an approved leave of absence, maternity leave or any other approved leave and the employee otherwise remains eligible to participate in the Restated Plan, the employee’s deductions will be reinstated when sufficient funds exist and such participants will be able to purchase shares on the offering exercise date in such number as his or her accumulated payroll deductions on such date will pay for at the option price. No accelerated or “make-up” amounts will be allowed to compensate for any such missed deductions.

Termination and Amendments to the Restated Plan

The Board of Directors reserves the right to amend, suspend or terminate the Restated Plan at any time. The Restated Plan shall terminate when all of the unissued shares of stock reserved for the purposes of the Restated Plan have been purchased. No amendment to the Restated Plan shall, without stockholder approval, increase the number of shares subject to the Restated Plan, materially alter the requirement for participation in the Restated Plan, or materially increase the benefits accruing to participants in the Restated Plan.

Limitations on Sale of Shares Purchased Under the Restated Plan

Giving effect to the February 8, 2008 amendment and restatement authorized by the Board of Directors, shares purchased under the Restated Plan will be subject to a one-year holding period. During this time the shares may not be sold, transferred, withdrawn or moved; provided, however, that such prohibition will not apply following the death of a participant.

Stockholder Rights

No participant will have any stockholder right with respect to the shares covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Administration

The Restated Plan is administered by the Compensation Committee (the “Committee”) or such other person or persons to whom the Committee may delegate administrative authority, including the Company’s Shareholder Relations Department. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Restated Plan shall be final, conclusive and binding upon all parties. The Committee has appointed Sierra Pacific Resources’ Shareholder Relations Department to manage the Restated Plan.

Federal Income Tax Consequences

The following is only a summary of the federal income tax consequences to the participant and the Company with respect to the shares purchased under the Restated Plan. This summary does not describe state or local tax consequences or tax consequences for participants in countries other than the United States.

The Restated Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Restated Plan.

The federal income tax liability will depend on whether the disposition is qualified or disqualified. A qualifying disposition will occur if the sale or other disposition of shares purchased under the Restated Plan occurs after the shares have been held more than two years after the offering commencement date and more than one year after the offering exercise date A disqualifying disposition is any sale or other disposition before the expiration of either of these two holding periods is satisfied.

If the participant has a disqualified disposition, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain or loss recognized by the participant on the disposition of the stock will be treated as short-term or long-term capital gain or loss, depending on the time the participant held the shares between the purchase date and the disposition.

If the participant has a qualified disposition, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant’s entry date into that purchase period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007, regarding SPR’s Non-Employee Director Stock Plan, Employee Stock Purchase Plan and Restated Executive Long-Term Incentive Plan. Our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval. We have no equity compensation plans that have not been approved by stockholders. At the Annual Meeting, stockholders will consider approving the material terms of the performance goals of the Restated Executive Long-Term Incentive Plan and amendments to the Employee Stock Purchase Plan.

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights	and Rights	(a))
Plan Category	(a)	(b)	(c)

Non-Employee Director Stock Plan(1)	49,943 shares	Not applicable	438,154 shares
Employee Stock Purchase Plan(2)	Not applicable	Not applicable	577,836 shares
Restated Executive Long-Term Incentive Plan(3)	1,344,949 shares	$18.57	6,434,987 shares

(1)	The 2003 Non-Employee Director Stock Plan provides for the issuance of up to 700,000 shares of Common Stock over a ten-year period to members of the Company’s Board of Directors who are not employees of the Company in lieu of a portion of the annual retainer paid to those individuals for their service on the Company’s Board of Directors.

(2)	The Employee Stock Purchase Plan was approved by the shareholders of SPR on June 19, 2000. Under SPR’s Employee Stock Purchase Plan, eligible employees of SPR and any of its subsidiaries may save regularly by payroll deductions and twice each year use their savings to purchase SPR’s Common Stock. A total of 900,162 shares of SPR common stock are reserved for issuance under the Employee Stock Purchase Plan. Through March 1, 2008, we had issued 322,326 shares thereunder. In addition, an offering period under the Plan is currently in effect and scheduled to expire on June 1, 2008, on which date we will issue an additional number of shares to be determined at such time.

(3)	The Restated Executive Long-Term Incentive Plan provides for the granting of stock options (both “nonqualified” and “qualified”), stock appreciation rights (SAR’s), restricted stock, performance units and performance shares to participating employees an incentive for outstanding performance. The exercise price of outstanding options, warrants and rights varies based on the type and date of grant. It is generally based on the closing price of SRP common stock, an average closing price for a five day range prior to the grant date, or on the last day of the measurement period. The number of performance shares granted, but not vested are 457,811, the total number of unvested options are 538,320 and the total number of vested but not exercised options are 348,818.

PROPOSAL NUMBER FIVE

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appoints SPR’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the accounts of SPR and its subsidiaries, as well as to attest to management’s assessment of internal control over financial reporting and audit the effectiveness of the Company’s internal controls over financial reporting, for the fiscal year ending December 31, 2008. Although stockholder approval of Deloitte & Touche LLP is not required by law, the Board believes that it is advisable to give stockholders the opportunity to ratify this selection. If the stockholders do not ratify the appointment, it will be reconsidered by the Audit Committee. Additional information on audit-related matters may be found beginning on page 56 of this proxy statement.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as SPR’s independent registered public accounting firm for 2008, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise in the proxy.

BOARD AND COMMITTEE MEETINGS

The Board of Directors maintains the following committees: Audit; Compensation; Corporate and Civic Responsibility; Nominating and Governance; Planning and Finance; and Renewables, Conservation & Recycling. The Board also establishes ad hoc committees for specific projects when required.

The Audit Committee was established in July 1992 to review and confer with SPR’s independent auditors and to review its internal auditing program and procedures and its financial statements to ensure that SPR’s operations and financial reporting are in compliance with all applicable laws, regulations, and SPR policies. The directors presently serving on the Audit Committee, all of whom are “independent,” are Mr. Turner (Chair), Mr. Christenson, Ms. Corbin, and Messrs. Kennedy and Snyder. The Audit Committee met seven times in 2007. The membership and structure of the Audit Committee and its governing documents satisfy all requirements of the SEC and the NYSE. The Committee’s charter is posted on SPR’s website at www.sierrapacificresources.com.

The Compensation Committee was formed in July 1999 and assumed the duties of a pre-existing Compensation and Organization Committee, which was originally formed in 1991. This Committee reviews director and executive performance, and reviews and recommends to the Board any changes in fees for directors and compensation for all officers of SPR. The Committee oversees SPR’s pension and 401(k) benefit plans and monitors and oversees the appointment and discharge of plan money managers. It also reviews and discharges the fiduciary duties delegated by the Board to the Committee under SPR’s benefit plans. The Committee’s charter is posted on SPR’s website at www.sierrapacificresources.com. The directors presently serving on the Compensation Committee are Mr. Satre (Chair), Ms. Coleman, and Messrs. Anderson, Day and Herbst. The Compensation Committee met four times in 2007. All members of the Compensation Committee are independent as defined in Sections 303A of the New York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with SPR that might interfere with the exercise of independent judgment or overall independence from management of SPR.

The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. Among its other duties, this Committee oversees the SPR’s environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law (not relating to financial reporting, financial controls, accounting, or similar financial/accounting subjects which are within the authority of the Company’s Audit Committee), business standards of conduct, corporate giving, and legislative and governmental affairs. The directors presently serving on the

Corporate and Civic Responsibility Committee are Mr. Day (Chair) and Messrs. Anderson, Kennedy, Turner and Yackira. The Corporate and Civic Responsibility Committee met four times in 2007.

The Nominating and Governance Committee, which was formed in August 2003, assumed certain duties formerly discharged by the Human Resources Committee. All members of the Nominating and Governance Committee are independent as defined in Section 303A of the New York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with SPR that might interfere with the exercise of independent judgment or overall independence from management of SPR. This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid fees in the past and may continue to pay a fee. Although the Board has not established any absolute prerequisites for membership, in seeking new directors the Board values diversity, general business acumen, knowledge, and experience, specialized knowledge or experience in our industry, and general familiarity with finance and accounting. The Committee also considers candidates recommended by Stockholders. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of SPR within the time frame fixed by SPR’s Bylaws as reported in this proxy. Any stockholder submitting a recommendation should include as much information as he or she deems appropriate for consideration by the Committee. The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Stockholders. The Committee also recommends appointments of Directors to Board Committees and reviews plans for management succession. Pursuant to New York Stock Exchange rules, the Committee’s Charter and SPR’s Code of Business Conduct, and Corporate Governance Guidelines are posted on SPR’s website at www.sierrapacificresources.com. The directors presently serving on the Nominating and Governance Committee are Mr. Herbst (Chair), and Messrs. Anderson, Christenson, Satre, and Snyder. The Nominating and Governance Committee met five times in 2007. For the Annual Meeting, no institutional stockholder or group of stockholders put forward any nominees for director.

The Planning and Finance Committee was formed in July 1999. This Committee reviews and recommends the long-range goals of the parent and subsidiary companies to the Board, and the type and amount of financing necessary to meet those goals. The directors presently serving on the Planning and Finance Committee are Mr. O’Reilly (Chair), Ms. Coleman, Ms. Corbin and Messrs. Kennedy and Yackira. The Planning and Finance Committee met seven times in 2007.

The Renewables, Conservation and Recycling Committee began as an ad hoc committee and became a standing committee in August 2007. This Committee reviews energy efficiency initiatives and programs, renewable energy resources (both purchased power and direct investment) and recycling initiatives and programs. The directors presently serving on the Renewables, Conservation and Recycling Committee are Mr. Yackira (Chair) and Messrs. Christenson, O’Reilly, Satre and Snyder. The Renewables, Conservation and Recycling Committee met five times in 2007.

There were five regularly scheduled and three special meetings of the Board of Directors during 2007. Each member of the Board attended at least 75% of all meetings of the Board of Directors and of all Committees which he or she served, except for Ms. Corbin. Non-management directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present. Philip Satre, an independent director, was selected by the Board to preside over these Executive Sessions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The Compensation Committee, or the Committee, of SPR is composed entirely of directors who are independent in accordance with NYSE rules. The purpose of the Committee is to evaluate the compensation of the officers of SPR (and their performance relative to their compensation) and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of SPR, internal fairness considerations, competitive practice and the requirements of the appropriate regulatory bodies. In addition, the Committee is responsible for reviewing and assessing SPR’s policies, plans and levels of health, welfare and benefit plans, together with the administration of such plans.

As the holding company of two growing utilities, SPR faces many business issues. During 2007, these issues included: owning more generating facilities, reducing dependence on purchased power and diversifying fuel mix including the use of renewable energy and energy efficiency and conservation programs, continuing proactive management of energy risk, maintaining a positive relationship with our regulators, strengthening our balance sheet and further improving liquidity and credit ratings. The Committee has determined that it is in the best interest of SPR’s shareholders and customers to attract and retain those individuals with the appropriate ability, knowledge and experience to help SPR deal effectively with these issues. Accordingly, the Committee has established a compensation program, which it reviews at least annually, for the senior executive officers.

On July 31, 2007, Walter M. Higgins retired as the Principal Executive Officer of SPR. Mr. Higgins continues to serve as the Chairman of the Board of Directors of SPR. Upon retirement Mr. Higgins elected a lump sum payment of accrued non qualified supplemental executive retirement program (SERP) and restoration plan to the maximum extent allowed by the Internal Revenue Service (IRS). However, due to IRS rules, approximately $4.6 million was paid in August 2007 and the remaining $4.6 million was paid in February 2008. Mr. Higgins also received other health benefits and unpaid vacation as extended to all employees. Other benefits agreed upon in his employment contract included items such as office space and computer services. Also agreed upon by the Board of Directors was the opportunity for Mr. Higgins to continue to earn unvested performance shares that are contained in his performance contract so long as he remains Chairman of the Board and to receive a pro-rated Short Term Incentive Payment based on a July 31, 2007 measurement date, which will be paid in 2008.

On May 9, 2007, Michael W. Yackira was named the Principal Executive Officer of SPR effective August 1, 2007, replacing Walter M. Higgins, who as discussed above retired as of July 31, 2007. Accordingly, the Company has provided the required compensation information for both Mr. Yackira and Mr. Higgins in this Compensation Discussion and Analysis and the tables that follow.

Additionally, on February 15, 2007, William D. Rogers was named the Principal Financial Officer, replacing Mr. Yackira. The other executive officers in 2007 for whom compensation information must be disclosed under the applicable SEC rules are Roberto R. Denis, Donald L. Shalmy and Jeffrey Ceccarelli (collectively with Messrs. Yackira, Higgins and Rogers, the NEOs).

The primary objectives of SPR’s compensation programs are to:

•	Assess the performance of individuals against key organizational objectives and reward performance that either meets or exceeds those objectives.

•	Ensure continuity of superior performance and retention of key executives.

•	Attract qualified candidates for employment.

To that end, the Committee has developed a mix of compensation, consisting of cash, equity, retirement plans, other benefits, perquisites, and other allowances all of which are discussed in more detail below under “Components of the Executive Compensation Program.” For 2007 and 2006, the components of cash compensation, equity compensation and retirement plans were as follows:

•	Cash Compensation

•	Salary

•	Short Term Incentive Plan (STIP)

•	Equity Compensation — Long Term Incentive Plan (LTIP)

•	Non-Qualified Stock Options

•	Performance Shares

•	Retirement Plans

•	Pension Plan (Qualified Plan)

•	Non-Qualified Restoration Plan

•	Non-Qualified Supplemental Executive Retirement Plan (SERP)

•	Non Qualified Deferred Compensation Program

The Committee has authority under its charter to retain the services of independent counsel, accountants or other consultants it deems necessary or appropriate. In accordance with this authority, the Committee engaged solely Towers Perrin as independent, external compensation consultants. In addition, Towers Perrin provides actuarial services and benefit consulting services to SPR. As requested, representatives of Towers Perrin attended Committee meetings in 2007 and 2006. Towers Perrin apprises the Committee annually on current compensation practices, including how much compensation other companies deliver in cash versus equity, weighting of short term versus long term awards, market evaluations of base salary, short and long term incentive plans, perquisites and post retirement benefits, legal and disclosure issues related to compensation, valuation models for equity grants and other compensation matters.

The peer group that SPR is compared to consists of other utility and energy services companies that are similar to SPR in terms of the number of full time employees and revenues. SPR considers other energy and utility firms with revenues of approximately $3 billion and three thousand employees as similar for comparison purposes.

Listed below are the energy services companies that were included in the executive compensation peer group as constructed by Towers Perrin, SPR’s compensation consultant:

Allegheny Energy	El Paso	Nicor	SCANA
Allete	Energy East	NSTAR	SUEZ Energy North America
Ameren	MDU Resources	OGE Energy	TECO Energy
Atmos Energy	Mirant	Pacificorp	Wisconsin Energy

Compensation Philosophy

General

The Committee believes that compensation should seek to encourage performance by the NEOs that is aligned with the key objectives of SPR on both a short-term and long-term basis and should help SPR in attracting and retaining qualified executives. The Committee does not have prescriptive policies for how NEOs are to be compensated beyond what is specified in their employment offer letters; however, the Committee may use as a reference the annual market data on Executive Compensation that is produced by Towers Perrin. The Committee believes its compensation programs for NEOs are realistic, contemporary and in keeping with best practices within the industry.

The Committee makes compensation decisions for NEOs based upon business conditions, corporate goals and conditions that exist in the unique regulatory climate of an investor-owned utility. The mix and type of short-term and long-term awards for any given year are reviewed annually with the CEO, the Chief Administrative Officer, Stephen R. Wood, and Towers Perrin prior to the February Board meeting. Recommendations to the Committee for the total compensation for the NEOs, other than the CEO, are made by the CEO, with advice from the external consultants. None of the NEOs participate in the determination of their own compensation plans. The Chief Executive Officer is not present and is not involved in the discussions of total compensation recommendations for himself. Additionally, the Chief Executive Officer does not meet with the compensation consultant on an individual basis, but only in conjunction with the compensation committee.

The Committee believes that the interests of SPR’s shareholders and customers are best served when SPR can attract and retain executives with compensation packages that are market competitive and yet fair and prudent within the environment of an investor-owned regulated utility. The Committee seeks to pay total direct compensation around the 50th percentile of other companies in its peer group, as discussed above. Total direct compensation is equal to the sum of cash compensation and the expected value of long-term incentives.

Incentive Compensation

The Committee annually provides short-term and long-term incentive compensation under two plans, the STIP and the LTIP, which provide for cash and stock compensation based on conditions set by the Committee. The STIP portion of compensation forms the variable cash component of annual compensation and is based on some combination of company-wide financial performance goals, customer satisfaction and operational performance and individual performance. The LTIP portion of compensation provides for equity grants and is typically tied to more long range goals. LTIP grants can be made in the form of performance shares or units, SAR’s, restricted shares, bonus stock, non-qualified or incentive stock options and/or cash.

The primary purpose of grants under the STIP and the LTIP is to achieve a focused, concerted effort on specific aspects of both company and individual performance. In addition, the Committee believes that grants under the STIP and the LTIP are useful in helping to retain key executives who are achieving superior performance against SPR goals by motivating them to remain in their positions and in encouraging continued performance excellence. The Committee attempts to provide substantially more potential value to the NEOs through the LTIP rather than the STIP. This greater potential value is intended to increase the retention element of the executive compensation program.

In determining the grants to be made under these plans, the Committee considers the following factors:

•	the incentive compensation set and paid in recent years;

•	the desire to ensure that a substantial portion of total compensation is based upon performance;

•	the relative importance of the corporate, business unit and individual goals in any given year; and

•	competitive information, analyses and recommendations provided by Towers Perrin.

To the extent that performance goals are attached to grants under the STIP and LTIP, full achievement of those goals is often difficult. The Committee does not believe, however, that it is prudent to establish reward thresholds that are highly unlikely to be attained under any scenario.

The size and content of awards under the STIP and the LTIP vary from year to year. In the recent past, when SPR was facing challenges as a result of the western energy crisis and legal disputes with Enron, the Committee’s compensation decisions were focused more on the challenges of retaining NEOs. Time-vested restricted stock for the CEO and NEOs, and in the case of Walter M. Higgins, a retention bonus were used at that time to reflect this goal. As SPR has rebounded from those difficulties and its stock price has improved, the Committee has chosen to put more emphasis on stock performance and the attainment of specific corporate goals in the LTIP award program.

Accordingly, two-thirds of the LTIP awards for each NEO, other than Walter M. Higgins, in 2007 and 2006 was based on SPR’s total shareholder return against the performance of other utilities, as described in more detail below. The remaining one-third of the 2007 and 2006 LTIP grants to each of the NEO’s, other than Mr. Higgins, was in the form of non-qualified stock options. These grants reflect the Committee’s desire to continue to focus on share price growth and the related increase in shareholder value. In the case of Walter M. Higgins, all of his LTIP grants were in the form of performance shares linked to specific performance milestones.

The Committee has followed a practice of making all STIP and LTIP grants to its executive officers on a single date each year, normally at its regularly scheduled Committee meeting in February. All option awards made to NEOs or any of the other employees are made pursuant to SPR’s LTIP plan. All options under the LTIP are granted with an exercise price equal to the fair market value of SPR’s common stock on the date of the grant. Fair market value is defined under the LTIP to be the closing market price of a share of common stock on the date of the grant. All equity grants to NEOs are made by the Committee. SPR does not have any program or practice to time option grants to executive officers in coordination with the release of material non-public information. However, SPR does not time the release of such information for the purpose of affecting the value of executive compensation. The Committee does not have any program, plan or practice of awarding options and setting the exercise price of option grants by using average prices (or lowest prices) of common stock in a period preceding, surrounding or following the grant date.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation that SPR may deduct in any one year to $1,000,000 with respect to each of its five most highly compensated executive officers. There is an exception to that limitation for certain performance-based compensation. For 2007 and 2006, management believes that substantially all of the compensation paid to its executive officers other than pursuant to the STIP satisfied the requirements for deductibility under Section 162(m).

Minimum Ownership Guidelines

The Committee has established minimum ownership guidelines for NEOs. The CEO is expected to maintain two times his annual salary in SPR stock, and the remaining NEOs are expected to maintain one and a half times their annual salary in SPR stock. The CEO and the NEOs have five years from the date of their employment to meet this requirement. With the exception of Mr. Ceccarelli, the remaining NEOs have not obtained this minimum ownership guideline primarily due to their date of hire but they continue to make progress toward meeting these guidelines.

Other Benefits

The Committee attempts to provide retirement benefits, perquisites and post termination commitments to NEOs that are consistent with those generally offered by other utilities.

Components of the Executive Compensation Program

This section outlines the components of SPR’s compensation program for NEOs and explains why the Committee believes that each is important and how it relates to SPR’s overall strategy on compensation.

Cash Compensation

Cash compensation for NEO’s in 2007 and 2006, which consisted primarily of base salary and incentives under the STIP, was designed to deliver cash compensation at approximately the 50th percentile of the market rate for similar positions within the selected peer group companies, discussed above. Performance-based STIP incentives are designed to motivate NEOs to pursue specific short term objectives that are consistent with the immediate needs of the business in the year of grant.

Salary

The base salary for each NEO is set by the Committee at its meeting in February each year. In the case of Walter M. Higgins, an employment agreement provided his minimum base salary. Increases or decreases to base salary for the CEO are made by the Committee. In making this determination, the Committee reviews the performance of these individuals and reviews market information provided by Towers Perrin. For the NEOs, other than the CEO, annual compensation recommendations are made to the Committee by the CEO, based upon his review of their respective performances and market information provided by Towers Perrin. The Committee has final approval authority for salaries for the NEOs. In establishing salaries, the Committee is mindful of its overall goal to pay cash compensation to its executive officers at approximately the 50th percentile of cash compensation paid by other peer group companies, as discussed above.

The amount of cash compensation that is provided in the form of base salary is generally less than the potential amount that is provided in the form of bonuses under SPR’s combined STIP and LTIP plans, assuming minimum performance levels are met. This weighting reflects the Committee’s objective to ensure that a substantial amount of each NEO’s total compensation is tied to the achievement of short term and long term corporate, business unit and individual performance goals.

Short Term Incentive Plan (STIP)

The STIP provides for cash payments to all employees based upon the achievement of goals set for a single fiscal year. The plan is reviewed and revised annually by the Committee and metrics are developed for overall corporate goals as well as goals for each business unit within SPR. Goals and metrics for STIP are laid out in a “scorecard,” which is measured and monitored by the Finance and Internal Audit groups within SPR. Overall corporate goals and individual departments progress against the scorecard is available to employees in hard copy and electronic form on a quarterly basis.

The STIP plan allows the CEO to consider the overall financial performance and the condition of SPR in determining whether or not to make, increase or reduce the STIP payment to all employees. The CEO has utilized his authority to pay or withhold STIP payments when the performance criteria has or has not been met but only under exceptional circumstances. The CEO’s discretion to make or withhold payments that would otherwise be made or not be made is applied on a company wide basis, not a case-by-case basis.

At the February Committee meeting, the Committee sets target STIP goals for each of the NEOs based upon input and discussions with management and the external compensation consultants. Target STIP bonuses in 2007 and 2006 were set at 75% of base salary for the CEOs and set at 50% of base salary for the other NEOs. For 2007 and 2006, the Committee selected categories upon which to gauge SPR’s and NEOs’ annual performance. Each category was assigned a percentage weighting as follows:

Financial Performance	28%
Customer Perception	28%
Business Unit Performance	24%
Individual Performance Assessment	20%

Financial Performance — Financial Performance is a company wide category and is measured by the amount of expenditures relating to operations, maintenance and capital spending versus approved financial budgets, as well as the management of employee headcounts. Since the control of expenditures for operations and maintenance is critical, these expenditures were assigned a 50% weighting in the Financial Performance element of the STIP calculation. The calculation measured actual expenditures compared to budgeted expenditures, and tracked this data from the monthly executive financial summary report with data from the General Ledger. Control of Capital spending was assigned a 40% weighting in the Financial Performance element of the STIP calculation, and it also measures actual expenditures compared to budgeted expenditures. This data was also tracked in the monthly executive financial summary report with data from the General Ledger. Control of employee headcount was considered to be important in managing Company costs. This measure was assigned a 10% weighting in the Financial Performance element of the STIP calculation. Data from this measure was derived from the Human Resource database. In 2007, the Company scored slightly below the targeted level.

Customer Perception — Customer perception is a company wide measure. As SPR continues to expand and grow, SPR believes that it is important to maintain and improve customer perception of service levels. Customer perception was measured by the firm of Market Strategies, Inc. They selected a statistically significant sample of residential, commercial and major account customers who were asked to rate what they feel about SPR on a scale of zero to ten, with zero being very unfavorable and ten being very favorable. In 2007, although the Company did not meet its targeted goal, it improved customer perception compared to 2006.

Business Unit Performance — Specific Business Unit Performance measures were developed for each of SPR’s six organizational units, as well as SPR’s two local unions. Each organizational unit and union typically has between three and eight measures that are important to the success of the overall company. Each NEO’s Business Unit performance is based on his particular business unit, as noted below, except that the CEOs is measured for overall performance of all business units. Mr. Higgins was evaluated based on business unit performance as of July 31, 2007, as per his employment agreement, and was awarded a pro-rata portion of his yearly STIP amount. In 2007, all business units, with the exception of the Legal Business Unit, scored on or above target for business unit performance.

The Finance Business Unit set STIP performance measures in the following areas in 2007 for Mr. Rogers: successful outcomes of rate cases, progress towards investment grade ratings, improving financial liquidity, control of Operating and Maintenance (O&M) and interest costs, safety and improve operating process of wire transfers and bank reconciliations.

The Public Policy and External Affairs Business Unit set the following STIP goals in 2007 for Mr. Shalmy: develop energy conservation program, branding initiative, improve customer satisfaction for large customers, community awareness, successful completion of franchise initiatives and safety.

In 2007, the Energy Supply Business Unit set STIP goals in the following areas for Mr. Denis: safety, risk management, progress against renewable energy, O&M spending, plant performance and efficiency and environmental compliance.

In 2007, the Service Delivery and Operations Business Unit set goals in the following areas for Mr. Ceccarelli: safety, cost per new meter set for gas and electric customers, major projects, cumulative service levels, the amount of write-offs to revenue and service reliability.

In 2007, STIP performance measures were set for Bargaining Units Local 1245 and Local 396 in the following areas: safety, cost per new meter set, call center performance, the amount of write-offs to revenue, service reliability and plant performance and efficiency.

In 2007, the Administration Business Unit set STIP performance measures in the following areas: O&M spending, improved IT&T support and service, relocation for the Southern Operations Center, execute general office building lease for Northern Nevada, consolidate, revise and review Human Resources policies, safety, and continued diversity program.

The Legal Business Unit set the following STIP goals for 2007 O&M spending, average score of five company business units (as legal provides support to these other units) and development of FERC compliance program.

The Audit Business Unit set the following STIP goals for 2007 O&M spending, average score of five company business units (as audit provides services to these other units) and completion of audit plans.

Individual Performance Assessment — Individual performance is also a component of compensation for the CEOs and other NEOs under the STIP program and it is assigned a weighting of 20%. Annually, the performance of the Chief Executive Officer is evaluated by the Committee, and the Chair of the Committee has the authority to determine a payment to the CEO under the individual performance component of the STIP program. The other NEO’s individual performance objectives (IPOs) are established at the beginning of each year in consultation with the CEO. However, if the NEO is promoted or otherwise changes positions during the year, he is evaluated with respect to business unit performance and individual performance assessment, based on his position as of the end of the year. The NEO’s IPOs are aligned with corporate objectives and strategic plan objectives as well as individual department objectives. At the end of each year, the CEO compares the NEOs’ performance against their IPOs to determine if their objectives have been met. Together with this information and peer group salary data at the 50th percentile obtained from SPR’s compensation consultant, Towers Perrin, the CEO uses his discretionary judgment to determine each NEO’s individual performance component under the STIP program. The range of the NEO’s IPOs can range significantly between each NEO. The general nature of these IPO’s are discussed below for each of the NEOs.

As President and Chief Executive Officer of the Company, Mr. Yackira’s IPOs focused on sustaining the momentum of the recovery of the Company and growing the Company to benefit customers and investors. This included improving customer perception, continued relationship building with the governmental entities, customers and the communities we serve, and balancing of our financial performance with the need for growth. Additionally, as many Senior Officer positions either transitioned or changed during the year, Mr. Yackira’s IPOs included the smooth transition between leadership roles at this level.

As Corporate Senior Vice President and Chief Financial Officer, Mr. Rogers’ IPOs focused on evaluating multi-year capital investment and budgeting process, investment strategies for renewable energy developments, integrating risk metrics into financial planning, implementing new accounting standards and continuing professional development and education programs for staff.

As Corporate Senior Vice President, Public Policy and External Affairs, Mr Shalmy’s IPOs focused on implementing or image to better communicate with our customers, continuing to develop and strengthen relationships with political and business leaders, working closely with regulatory and operations staff to achieve successful outcome of regulatory proceedings and legislative actions and continuing to develop new energy efficiency programs and assist in developing renewable energy programs.

As Corporate Senior Vice President, Energy Supply, Mr Denis’ IPOs focused on the construction of the Clark Peaking units for Nevada Power Company and the Tracy expansion for Sierra Pacific Power Company, progress towards the development of Ely Energy Center, execution of renewable energy strategy, comprehensive electric optimization process to address the surplus of energy during non-peak periods and develop a comprehensive plan for environmental remediation/compliance at the Reid Gardner Station.

As Corporate Senior Vice President, Service Delivery and Operations, Mr. Ceccarelli’s IPOs focused on improving major processes, continuing integration of the Utilities operations with a focus on consistency and best practices and managing transmission and distribution projects, including support for the Utilities Integrated Resource Plans. Other items of focus included support for union negotiations, support for the Utilities’ various rate cases, and the development of Nevada Power Company’s South Operations Center.

2007 STIP Awards

As mentioned, the Chief Executive Officer has the discretion to determine whether SPR’s performance merits a recommendation to the Committee as to whether or not to make STIP payments. Actual payments under STIP can range for each NEO from nothing to 150% of the NEO’s target percentage. The Company scored slightly below target with respect to the Financial Performance and Customer Perception elements of STIP in 2007, which negatively affected each participant’s percentage STIP award. Historically, the STIP program is an important component of the Company’s variable pay program and has been paid regularly; however, amounts have been adjusted based on company performance. For 2007, SPR generated award payments under the STIP for Walter M. Higgins of 78% of his base salary as determined by the Committee, for Mr. Yackira 74% of his base salary as determined by the Committee, for Mr. Rogers 66% of his base salary as determined by Mr. Yackira and for each of the remaining NEOs, approximately 50% of their base salary as determined by Mr. Yackira. In the case of Mr. Rogers, Mr. Yackira believed his performance was well beyond target and awarded him a higher STIP percentage as a result. For 2006, SPR generated award payments under the STIP for Walter M. Higgins of 80% of his base salary as determined the Committee, and for each NEO, of approximately 50% of his base salary as determined by Mr. Higgins.

The likelihood of STIP being paid in any given year depends upon Company performance in the different measurement categories. For example, in 2003, STIP was not paid to employees because the Company’s overall financial performance slipped as a result of a multi-million dollar disallowance from the Public Utility Commission of Nevada.

Equity Compensation

Long Term Incentive Plan (LTIP)

In 2007 and 2006, the NEOs, other than Walter M. Higgins, received two-thirds of the value of their LTIP awards in the form of Performance Shares and the other third in non-qualified stock options (“NQSO’s”); all of the Mr. Higgins’ LTIP awards were in the form of performance shares. The Committee believes that the 2007 and 2006 equity awards serve to align the interests of the NEOs with SPR’s shareholders and customers as they were weighted more heavily for performance against the Dow Jones Utility average than simple share price appreciation. While share price is a key indicator of the success of any public enterprise, the Committee believes that outperforming the peer group of companies in the Dow Jones Utility Index (“DJUI”) is more critical to the success of SPR during the period over which the 2007 and 2006 LTIP grants will vest. Measurement against the performance standards occurs at the end of a three year vesting period. The performance shares vest at the end of this three year period if the performance criteria are met.

The amount of equity compensation that is provided to each NEO in a given year is generally determined in reference to the NEO’s base salary for that year. The Committee generally approves an award for each NEO each year with a present cash value that is determined by multiplying the NEO’s base salary by a percentage. The percentage that the Committee selects for a given year depends upon the Committee’s assessment of the appropriate balance between cash and equity compensation. In making that assessment, the Committee considers factors such as the relative merits of cash and equity as a device for retaining and motivating NEOs and practices used by other utility and energy companies. In 2007 and 2006, with the exception of Walter M. Higgins, the Committee resolved to make equity awards that had a present cash value equal to 86% of base salary compensation to the NEOs based upon recommendations from Towers Perrin in an effort to offer competitive salaries to the executives compared to other Peer Group Companies. The present cash value of LTIP NQSO’s was determined by using a modified binomial valuation model calculated by the external compensation consultant, Towers Perrin, and assumptions regarding turnover, dividend trends and the expected life of the options. Walter M. Higgins had a performance contract which called for his long-term incentive performance to be measured and rewarded quarterly. On a quarterly basis, he was measured on the following criteria:

Measure	Possible Shares	Shares Earned

1. Total Shareholder Return against the Dow Jones Utility Index	135,000	—
2. Recovery of deferred energy disallowed in NPC’s 2001 Deferred Energy Case	50,000	20,750
3. Credit Ratings — restoration of investment grade status for the Utilities’ senior secured debt;	100,000	100,000
4. Performance Milestones (Regulatory/Litigation) as measured by the Board	65,000	65,000
5. Restoration of the Common Stock Dividend	100,000	100,000
6. Attaining Public Utilities Commission of Nevada approval and securing all necessary licenses and permits required to commence construction of the Ely Energy Center	50,000	—

	500,000	285,750

Mr. Higgins had the ability to earn 500,000 shares of common stock based on the measures noted above. Prior to his resignation he earned approximately 86,000 shares and subsequent to his resignation he earned an additional 200,000 shares. So long as Mr. Higgins continues to perform under his employment contract he has the ability to earn the remaining shares, excluding the balance of item number 2 above.

While most of SPR’s stock option awards to NEOs have historically been made pursuant to its annual grant program under the LTIP, the Committee retains the discretion to make additional awards to executive officers at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. In 2006, the Committee granted such awards to a newly hired executive with a grant price equal to the closing price of SPR’s common stock on the day he signed his employment agreement. SPR does not have any program, plan or test practice to time such additional awards in coordination with the release of material non-public information.

In 2006, the Committee reduced Mr. Higgins’ long-term incentive award during a quarterly measurement period, based upon their assessment of his performance against specific SPR objectives specified in his employment agreement. Under the terms of Mr. Higgins’ employment agreement, in connection with regulatory and litigation measures, Board may use discretion as to the number of shares delivered based on their assessment of the level of achievement. The Committee believed that a partial award was justified in connection with these milestones for settlement of the Enron litigation.

Non-Qualified Stock Options

Non-Qualified Stock Options (NQSO) granted under the LTIP may vest on the basis of the satisfaction of performance conditions established by the Committee or on the basis of a passage of time and continued employment. NQSO’s are time vested, one-third per year over the three-year period from the date of the grant. The NQSO’s have a ten year option life, and contain forfeiture provisions in the case of certain terminations of employment. On May 9, 2007, upon his appointment as President and Chief Executive Officer, Mr. Yackira was awarded 200,000 NQSO’s as a special incentive in his new position.

Performance Shares

Performance Shares are shares that typically vest at the end of a three-year period to the extent that specific performance targets determined by the Committee are met. If these objectives are not met, the Performance Shares are forfeited. Performance Shares do not have any voting rights. Performance shares are paid in cash after vesting (based on the then fair market value of the shares) and do not entitle the recipient to receive dividends or dividend equivalents.

In 2007 and 2006, Performance Shares granted under the LTIP were based on SPR’s Total Shareholder Return (TSR) compared to the TSR of DJUI companies. Walter M. Higgins received performance shares with terms described above pursuant to the employment agreement discussed above. The Performance Shares for the other NEO’s are measured at the end of a three year calendar period against the Dow Jones Utility Index. Shares will be earned according to the table shown below:

Performance	Shares Earned

Below 35th Percentile	0% of grant
35th Percentile	50% of grant
50th Percentile	100% of grant
75th Percentile	150% of grant

For performance shares granted in 2005, which were measured by the Company’s performance against the Dow Jones Utility Index from 2005 to the end of 2007, officers earned 140% of their potential grant based on the Company’s performance against the index. This amount will be paid out in 2008. The likelihood of future payments under the LTIP Performance Measure is unknown due to the timing of the measurement of the Company’s performance against the DJUI which determines how the Company performed against the index.

Actual Overall Compensation compared to the Energy Services Peer Group

Actual Cash Compensation in 2007 (that is, base salary plus STIP) and actual Total Direct Compensation (that is, Actual Cash Compensation plus the annualized expected value of long-term incentives) compared to the Energy Services Peer Group at the 50th percentile (Peer Group) are presented below:

		Energy Services at
		50th Percentile		Energy Services at
Name and Principal	Actual Cash	Cash	Actual Direct	50th percentile
Position	Compensation	Compensation	Compensation(6)	Direct Compensation

Walter M. Higgins(1)	$848,013	$1,489,000	$6,268,536	$2,817,000
President, Chief Executive Officer
Michael W. Yackira(2)	978,523	1,489,000	2,882,081	2,817,000
President, Chief Executive Officer
William D. Rogers(2)	505,387	605,000	692,462	937,000
Corporate Sr. Vice President, Chief Financial Officer
Donald L. Shalmy(3)	484,231	378,000	1,691,064	513,000
Corporate Sr. Vice President, Public Policy and External Affairs
Jeffrey L. Ceccarelli(4)	535,692	558,000	1,692,240	882,000
Corporate Sr. Vice President, Service Delivery and Operations
Roberto Denis(5)	507,423	426,000	1,353,022	615,000
Corporate Sr. Vice President, Energy Supply

(1)	Mr. Higgins’ actual direct compensation was significantly higher than the Peer Group due primarily to the vesting of performance shares earned in 2007 pursuant to his 2003 employment contract. At the time Mr. Higgins’ 2003 employment contract was negotiated, SPR and the Utilities were faced with significant challenges and uncertainties which included the possibility of bankruptcy, multiple lawsuits, credit rating downgrades, poor relations with regulators and threats of hostile takeovers. Facing these challenges and uncertainties, the Board of Directors of the Company determined that Mr. Higgins’ role as the Chief Executive Officer was vital. The opportunity to earn performance shares based upon the accomplishments of specific goals set by the Board of Directors of the Company are further discussed above. Furthermore, in 2007, Mr. Higgins exercised NQSO’s that were granted in 2001 and 2002 realizing $970,000 in taxable earnings.

(2)	Mr. Yackira’s and Mr. Rogers’ actual cash compensation were lower than the Peer Group due to the timing of their employment as Chief Executive Officer and Chief Financial Officer, respectively. Both were appointed to their current positions in February 2007.

(3)	Similar to Mr. Higgins, Mr. Shalmy was hired at a time when SPR and the Utilities were faced with significant challenges and uncertainties which included the possibility of bankruptcy, multiple lawsuits, credit rating downgrades, poor relations with regulators and threats of hostile takeovers. Facing these challenges and uncertainties, the Board of Directors of the Company determined that Mr. Shalmy’s role as the Corporate Sr. Vice President, Public Policy and External Affairs was vital, which is reflected in his cash compensation.

(4)	Mr. Ceccarelli’s actual cash compensation is lower than the energy services data at the 50th percentile. The Company plans to continue to move Mr. Ceccarelli along the salary scale to achieve actual cash at or near the 50th percentile of the energy services peer group.

(5)	Mr. Denis’ total cash compensation and direct compensation was higher than the energy services data at the 50th percentile because of his additional responsibilities for overseeing a five year, $5 billion capital project to improve generation capacity.

(6)	For all officers, with the exception of Mr. Rogers, actual direct compensation is higher than the Peer Group payments because of restricted shares granted in 2004 and 2003, which were paid and reported in 2007. For Mr. Higgins, Mr. Yackira, Mr. Shalmy, Mr. Ceccarelli and Mr. Denis, this represented approximately $712,000, $883,000, $884,000, $749,000 and $564,000, respectively. These restricted shares were dependent on the Company achieving investment grade status and the restoration of dividends which occurred in 2007 and until the Company achieved the goal, the amounts were not recognized in their earnings. Actual direct compensation also includes performance share expense for shares issued subsequent to the implementation of SFAS 123(R) which requires performance shared to be expensed over the vesting period rather than when paid. As a result, the amount reported for 2007 actual direct compensation is skewed by the difference in accounting.

Retirement Plans

Pension Plan (Qualified Plan)

SPR has a tax-qualified, noncontributory defined-benefit pension plan that covers certain eligible employees, including the NEOs. Benefits under the Pension Plan are based upon the employee’s years of service and his or her highest average earnings for a five consecutive calendar year period with SPR and its subsidiaries. Benefits are payable after retirement in the form of an annuity; lump sum payments are only available to terminated employees who have less than a $50,000 actuarial present value. Earnings, for purposes of the calculation of benefits under the Pension Plan, are generally defined to include base salary and STIP payments and exclude other forms of compensation. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2007 and 2006, the annual limitation was $220,000.

Benefits under SPR’s Pension Plan are calculated as an annuity according to the following formula:

(1.325% x “Final Average Earnings” x “Benefit Accrual Service”) + (0.475% x “Excess Compensation” [over the Social Security covered compensation] x “Benefit Accrual Service” up to 35 year maximum)

Contributions to the Pension Plan are made exclusively by SPR and are paid into a trust fund from which benefits are paid to participants. The Pension Plan currently limits pensions paid under the plan to an annual maximum of $175,000 payable beginning at age 65 in accordance with IRS requirements.

Non-Qualified Restoration Plan

SPR also has an unfunded pension plan (the Non-Qualified Restoration Plan) that provides for payments out of the general assets of SPR an amount substantially equal to the difference between the amount that would have been payable under the Qualified Plan, in the absence of laws limiting pension benefits and earnings that must be considered in calculating pension benefits, and the amount actually payable under the Qualified Plan. The formula for determining this benefit is the same as for the Qualified Plan. In the Non-Qualified Restoration Plan, total compensation (as defined in the Qualified Plan) is used and the Qualified Plan portion of the payment is subtracted, leaving a benefit payment from the Non-Qualified Restoration Plan to be net of Qualified Plan payment.

Non-Qualified Supplemental Executive Retirement Plan or SERP

The SERP was adopted by SPR in 1990 and restated in May of 2002. The plan provides for payments beginning at age 65 of an annual amount determined by the following formula:

Step 1.	(3.0% x SERP “Final Average Earnings*” x “Years of Service” up to 15 years) + (1.5% x SERP Final Average Earnings” x “Years of Service” over 15 yrs).

Step 2.	Less the benefit payable under the Qualified Retirement Plan.

(1.325% x “Final Average Earnings” x “Benefit Accrual Service”) + (0.475% x “Excess Compensation” x “Benefit Accrual Service” up to 35 year maximum)

Step 3.	Less the benefit payable under the Non Qualified Restoration Plan (already included in Step 2, if IRS limitation rules are not taken into account).

*SERP “Final Average Earnings” reflect a three year period, but otherwise are only minimally different than “Final Average Earnings” under the Qualified Pension Plan and include specific income items approved by the Board of Directors.

The NEOs participate in the SERP. The SERP is designed to provide a competitive supplemental benefit that is beneficial in the attraction and retention of key executive talent.

In November 2007, the Committee approved changing the form of the benefit provided under the SERP plan to a combination of cash and restricted shares of company stock, effective in 2008.

Non-Qualified Deferred Compensation Program

Executive officers are also eligible for participation in the Non-Qualified Deferred Compensation program(“NQDC”), which is a supplement to the 401(k) program. All employees are eligible for participation in the NQDC plan if they make in excess of $110,000 in base salary and are in the top 5% highly compensated group of employees. The Plan provides eligible participants the opportunity to defer compensation on a pre-tax basis and direct the investment of these amounts in hypothetical investments that mirror the 401(k) investment options. The “match restoration” provision of the Plan provides for an employer match, according to the 401(k) plan design, which is not otherwise provided under SPR’s 401(k) Plan due to IRS defined limits.

This “match restoration” under the Plan when added to the employer match provided under SPR’s 401(k) Plan will result in a 100% match of employee contributions up to 6% of eligible earnings.

Other Benefits

General employee benefits for medical, dental and vision insurance, 401(k) plan, Employee Stock Purchase Plan, and life insurance and disability coverage are made available to all nonunion Management, Professional and Technical (MPAT) employees at SPR. These same benefit offerings form part of the compensation for the NEOs, and are identical to those offered to all other MPAT employees with two exceptions.

While he was CEO, SPR provided Walter M. Higgins with supplemental life insurance coverage per his employment contract of $2,000,000 and life insurance while traveling with a death benefit of an additional $1,000,000. This benefit was removed upon his retirement. Michael W. Yackira is provided with supplemental life insurance coverage in the amount of $1,000,000. All other NEOs are provided with supplemental life insurance coverage in the amount of $500,000.

Perquisites

SPR may provide NEOs with certain perquisites. These perquisites may include:

•	Housing Allowances (for alternate work locations)

•	Executive Physical Programs

•	Tax gross ups on specific expenses

A complete listing and value associated with these perquisites are shown in the Summary Compensation table as “All Other Compensation.”

SPR provides these perquisites for different reasons that are of benefit to SPR. These perquisites reflect competitive business practices for SPR’s competitive peer group, and the Committee considers them necessary for retention and recruitment purposes. The Committee reviews the perquisites provided to the NEOs on a regular basis in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs that maximizes the interests of the shareholders and customers.

Post -Termination Compensation

SPR has entered into change in control severance agreements with all of the NEOs, except Mr. Higgins. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstances, including, but not limited to, being terminated without “cause” or leaving employment for “good reason” as these terms are defined below. The agreements have a term that expires December 31, 2010. Additional information regarding the Severance Agreements and the Transitional Compensation Agreements including a definition of key terms and a quantification of benefits that would have been received by SPR’s NEOs had termination occurred on or before December 31, 2007 is found under the heading “Potential Payments upon Termination or Change in Control” below.

The Committee believes that these severance and transitional compensation arrangements are an important part of overall compensation for the NEO’s. The Committee believes that these agreements will help to secure the continued employment and focus of the NEOs, notwithstanding any concern that they might have regarding their own continued employment, prior to or following a change in control. The Committee also believes that these agreements are an important recruiting and retention tool, as most of the companies with which SPR competes for talent have similar agreements in place for their senior executives. As used in the severance agreements, the following terms have the meanings set out below:

“Cause” means (i) the willful and continued failure by the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental illness) after written demand by the Board, or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

“Good Reason” means (unless corrected within 30 days of notice by the Executive to the Company), in connection with a change of control or potential change of control: (i) certain changes in the nature or status of the Executive’s responsibilities from those in effect prior to a change of control; (ii) a reduction in base salary (other than salary reductions similarly affecting all senior executives); (iii) the failure to pay, within 30 days of the date due, any portion of the Executive’s current compensation (other than a compensation deferral or good faith reduction related to unfavorable business conditions or circumstances similarly affecting all senior executives) or any portion of an installment of deferred compensation; (iv) the failure to continue in effect any compensation plan in which the Executive participates immediately prior to a change of control that is material to his or her total compensation unless a alternative plan has been put in place, or the failure to continue the Executive’s participation in such a plan (or alternative plan) on a basis not materially less favorable as existed prior to the change of control; or (v) the failure to continue to provide the Executive with benefits substantially similar to those provided to him or her under benefit plans in which the Executive participates immediately prior to a change of control (other than changes similarly affecting all senior executives) or to continue to provide the Executive with any material fringe benefit or substantially the same number of paid vacation days as provided at the time of a change in control.

“Voluntary Termination” is defined as the executive resigning for good cause consistent with the terms of his employment agreement.

“Change in Control” means (i) any person acquires 40% or more of the combined voting power of the Company’s then outstanding securities (excluding certain acquisitions directly from the Company) (ii) the board is no longer composed of individuals who were on the board at the time the Executive’s agreement was entered into and new directors (other than those whose initial assumptions of office is in connection with an actual or threatened contest) who were appointed, elected or nominated for election by a vote of at least two-thirds of the directors then in office who were directors on the date of the agreement or whose appointed, election or nomination was previously so approved, (iii) a merger or consolidation of the Company or any subsidiary with any other corporation (other than certain recapitalizations and other mergers and consolidations in which the Company’s stockholders continue to hold two-thirds of the voting securities of the combined entity), (iv) the approval of a complete liquidation or dissolution of the Company, or (v) the sale of a majority of the Company’s outstanding stock or the approval of the sale of all or substantially all of the Company’s assets.

SUMMARY COMPENSATION TABLE

The following table sets forth information about the compensation of each Chief Executive Officer serving in that capacity during 2007, the Chief Financial Officer and each of the three most highly compensated other executive officers, for services in all capacities to SPR and its subsidiaries.

							Change in
							Qualified and
					Option	Non-Equity	Non-Qualified
				Stock	Awards	Incentive	Deferred	All Other
			Bonus ($)	Awards ($)	($)	Plan ($)	Compensation ($)	Compensation ($)
Name and Principal Position	Year	Salary ($)	(1)	(2)	(2)	(3)	(11)	(12)	Total ($)

Walter M. Higgins(4)(10)	2007	$483,693	$—	$4,446,764	$973,759	$364,320	$1,878,481	$145,205	$8,292,222
Chairman of the Board,	2006	$773,654	$333,333	$1,998,892	$—	$594,750	$1,719,679	$150,705	$5,571,013
President, and Chief Executive Officer
Michael W. Yackira(5)(10)	2007	$536,923	$—	$1,236,598	$666,960	$441,600	$498,834	$105,611	$3,486,526
President, Chief Executive Officer	2006	$388,846	$—	$260,466	$376,527	$200,000	$178,537	$42,577	$1,446,953
William D. Rogers(6)(10)	2007	$305,387	$—	$121,538	$65,537	$200,000	$48,252	$38,911	$779,625
Corporate Senior Vice President, Chief Financial Officer and Treasurer
Donald L. Shalmy(7)(10)	2007	$324,231	$—	$1,122,433	$84,400	$160,000	$185,050	$44,793	$1,920,907
Corporate Sr. Vice President, Public Policy and External Affairs
Jeffrey L. Ceccarelli(8)(10)	2007	$362,692	$—	$985,384	$171,164	$173,000	$273,304	$62,102	$2,027,646
Corporate Sr. Vice	2006	$347,115	$—	$229,241	$62,908	$165,000	$356,668	$73,640	$1,234,572
President, Service Delivery and Operations
Roberto R. Denis(9)(10)	2007	$334,423	$—	$766,339	$79,260	$173,000	$233,197	$34,338	$1,620,557
Corporate Sr. Vice	2006	$309,693	$—	$218,097	$324,913	$165,000	$181,619	$46,108	$1,245,430
President, Generation and Energy Supply

(1)	In 2006, Mr. Higgins received a retention incentive payment in the amount of $333,333.

(2)	“Stock Awards” consists of the values for performance shares and restricted stock; “Option Awards” consists of the values for non-qualified stock options. Assumptions used to value these awards are consistent with contemporary practices for their accounting treatment in accordance with SFAS No. 123R “Share Based Payments”. Reference Note 12, Stock Compensation Plans, of the Footnotes to the Consolidated Financial Statements of the annual Form 10K.

(3)	The amounts presented for Non-Equity Incentive Plan awards consist of payments under the Short-Term Incentive Plan earned in 2007, and are calculated using base salary which could differ from the amount reported in the “Salary” column, because of how salaries are reported for W-2 purposes.

(4)	Mr. Higgins retired as President and Chief Executive Officer effective July 31, 2007. He earned stock awards in 2006 and 2007, based on performance criteria set forth in his employment agreement dated August 4, 2006. In addition, Mr. Higgins received restricted shares from a 2003 grant., which included all executives. In 2007, Mr. Higgins also exercised option awards which were granted to him in 2001 and 2002.

(5)	Mr. Yackira was appointed President and Chief Operating Officer in February 2007, and then appointed Chief Executive Officer in August 2007, upon the retirement of Mr. Higgins. During 2007, Mr. Yackira received a stock award based on the performance criteria established for a 2005 grant, and he received restricted shares for 2003 and 2004 grants, which included all executives. In 2007, Mr. Yackira was granted stock options upon his instatement as President of SPR.

(6)	Mr. Rogers was appointed Chief Financial Officer and Treasurer in February 2007.

(7)	Mr. Shalmy received a stock award based on the performance criteria established for a 2005 grant, and he received restricted shares for 2003 and 2004 grants, which included all executives.

(8)	Mr. Ceccarelli received a stock award based on the performance criteria established for a 2005 grant, and he received restricted shares for 2003 and 2004 grants, which included all executives. In 2007, Mr. Ceccarelli exercised option awards which were granted to him in 2005.

(9)	Mr. Denis received a stock award based on the performance criteria established for a 2005 grant, and he received restricted shares for 2003 and 2004 grants, which included all executives.

(10)	Please refer to the tables for “Grants of Plan-Based Awards” and “Option Exercises and Stock Vested” for more details.

(11)	Amounts for Non-Qualified Deferred Compensation do not include above-market or preferential earnings within the meaning of Item 402(c)(viii)(B).

(12)	Amounts for All Other Compensation include the following for 2007:

	ALL OTHER COMPENSATION TABLE
	Walter M. Higgins		Michael W. Yackira		William D. Rogers	Donald L. Shalmy	Jeffrey L. Ceccarelli		Roberto R. Denis
Description	2007	2006	2007	2006	2007	2007	2007	2006	2007	2006

Company contributions to the 401(k) deferred compensation plan	$13,500	$13,200	$13,500	$13,200	$13,500	$13,500	$13,500	$13,200	$13,500	$13,200
Imputed income on group term life insurance and premiums paid for executive term life policies	$9,195	$14,666	$5,399	$4,281	$1,254	$11,740	$2,698	$2,464	$4,087	$3,600
Cash in lieu of forgone vacation	$—	$47,308	$42,462	$25,096	$—	$19,553	$3,904	$15,976	$16,751	$29,308
Housing Allowance (for alternate work location)	$44,060	$75,531	$44,250	$—	$24,000	$—	$42,000	$42,000	$—	$—
Health insurance credit for declining coverage	$—	$—	$—	$—	$157	$—	$—	$—	$—	$—
Vacation paid at termination	$78,450	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total	$145,205	$150,705	$105,611	$42,577	$38,911	$44,793	$62,102	$73,640	$34,338	$46,108

GRANTS OF PLAN-BASED AWARDS

All grants of plan-based awards to the named executive officers of SPR in 2007 are presented in the table below. The incentive plans under which these grants were made are fully described in the Compensation Discussion and Analysis section.

											Grant
											Date
										Exercise or	Fair
					Estimated Future					Base	Value of
					Payouts Under			All Other		Price of	Stock or
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Equity Incentive			Stock	All Other	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Option	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	Awards (#)	($/sh)	($)

Walter M. Higgins
Short-Term Incentive Plan	01/01/2007		$364,320
Michael W. Yackira
Options	02/14/2007								38,356	$17.99	$239,806
Options	05/09/2007								200,000	$18.63	$1,269,116
Performance Shares	02/14/2007				13,319	26,638	39,957				$158,230
Short-Term Incentive Plan	01/01/2007		$441,600
William D. Rogers
Options	02/14/2007								16,667	$17.99	$104,204
Performance Shares	02/14/2007				5,788	11,575	17,363				$68,756
Short-Term Incentive Plan	01/01/2007		$200,000
Donald L. Shalmy
Options	02/14/2007								16,944	$17.99	$105,936
Performance Shares	02/14/2007				5,884	11,768	17,652				$69,902
Short-Term Incentive Plan	01/01/2007		$160,000
Jeffrey L. Ceccarelli
Options	02/14/2007								18,611	$17.99	$116,358
Performance Shares	02/14/2007				6,463	12,925	19,388				$76,775
Short-Term Incentive Plan	01/01/2007		$173,000
Roberto R. Denis
Options	02/14/2007								16,667	$17.99	$104,204
Performance Shares	02/14/2007				5,788	11,575	17,363				$68,756
Short-Term Incentive Plan	01/01/2007		$173,000

(1)	The performance share grants dated February 14, 2007 will vest on December 31, 2009, to the extent that the following performance targets are met:

i.	The threshold represents the minimum acceptable performance which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no award earned.

ii.	The target indicates a level of outstanding performance and which, if attained, results in payment of 100% of the target award.

iii.	The maximum represents a level indicative of exceptional performance which, if attained, results in a payment of 150% of the target award.

(2)	For the executives listed above all option grants will vest in equal installments over three years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about all awards held by the named executive officers at December 31, 2007.

		OPTION AWARDS					STOCK AWARDS
										Equity
										Incentive
										Plan Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan Awards:	Value of
				Incentive					Number	Unearned
				Plan awards:			Number	Market	of Unearned	Shares,
		Number		Number of			of	Value	Shares	Units or
		of Securities	Number of	Securities			Shares or	of Shares	Units or	Other
		Underlying	Securities	Underlying			Units	or Units	other	Rights that
		Unexercised	Underlying	Unexercised			of Stock	of Stock	Rights	Have
		Unearned	Unexercised	Unearned	Option	Option	that	that Have	that Have	Not Vested
		Options (#)	Option (#)	Options	Exercise	Expiration	Have Not	Not Vested ($)	Not	($)
Name		Exercisable	Unexercisable	(#)	Price ($)	Date	Vested (#)	(1)	vested (#)	(1)

Walter M. Higgins
Options — 08/04/2000	(2)	400,000			$16.00	02/19/2009
Michael W. Yackira
Options — 02/07/2005	(3)	12,425	6,213		$10.05	02/08/2015
Options — 02/07/2005	(5)	4,660			$10.05	02/08/2015
Options — 02/07/2006	(3)	5,842	11,685		$13.29	02/08/2016
Options — 02/14/2007	(3)		38,356		$17.99	02/15/2017
Options — 05/09/2007	(8)		200,000		$18.63	05/10/2017
Performance Shares — 02/07/2005	(6)						23,662	$401,781	—	$—
Performance Shares — 02/07/2006	(6)						13,909	$236,175	6,955	$118,096
Performance Shares — 02/14/2007	(6)						8,879	$150,765	17,759	$301,548
William D. Rogers
Options — 05/02/2005	(3)	3,453	1,727		$10.87	05/03/2015
Options — 05/02/2005	(5)	1,295			$10.87	05/03/2015
Options — 02/07/2006	(3)	1,524	3,049		$13.29	02/08/2016
Options — 02/14/2007	(3)		16,667		$17.99	02/15/2017
Performance Shares — 02/07/2006	(6)						6,577	$111,677	—	$—
Performance Shares — 02/07/2006	(6)						3,629	$61,620	1,815	$30,819
Performance Shares — 02/07/2006	(6)						3,858	$65,509	7,717	$131,035
Donald L. Shalmy
Options — 05/21/2002	(4)	25,000			$6.52	05/22/2012
Options — 02/07/2005	(3)	10,964	5,482		$10.05	02/08/2015
Options — 02/07/2005	(5)	4,111			$10.05	02/08/2015
Options — 02/07/2006	(3)	4,882	9,763		$13.29	02/08/2016
Options — 02/14/2007	(3)		16,944		$17.99	02/15/2017
Performance Shares — 02/07/2005	(6)						20,878	$354,508	—	$—
Performance Shares — 02/07/2006	(6)						11,623	$197,359	5,811	$98,671
Performance Shares — 02/14/2007	(6)						3,923	$66,613	7,845	$133,208
Jeffrey L. Ceccarelli
Options — 01/01/1998	(3)	7,920			$24.93	01/02/2008
Options — 01/01/1999	(3)	7,920			$24.22	01/02/2009
Options — 08/01/1999	(7)	10,300			$26.00	08/02/2009
Options — 01/01/2001	(3)	22,510			$14.80	01/02/2011
Options — 01/01/2002	(3)	34,500			$15.58	01/02/2012
Options — 02/07/2005	(3)	4,842			$10.05	02/08/2015
Options — 02/07/2005	(5)	3,632			$10.05	02/08/2015
Options — 02/07/2006	(3)	4,962	9,924		$13.29	02/08/2016
Options — 02/14/2007	(3)		18,611		$17.99	02/15/2017
Performance Shares — 02/07/2005	(6)						18,442	$313,145	—	$—
Performance Shares — 02/07/2006	(6)						11,813	$200,585	5,907	$100,301
Performance Shares — 02/14/2007	(6)						4,308	$73,150	8,617	$146,317
Roberto R. Denis
Options — 02/07/2005	(3)	7,401	3,700		$10.05	02/08/2015
Options — 02/07/2005	(5)	2,775			$10.05	02/08/2015
Options — 02/07/2006	(3)	4,482	8,963		$13.29	02/08/2016
Options — 02/14/2007	(3)		16,667		$17.99	02/15/2017
Performance Shares — 02/07/2005	(6)						14,093	$239,299	—	$—
Performance Shares — 02/07/2006	(6)						10,670	$181,177	5,335	$90,588
Performance Shares — 02/14/2007	(6)						3,858	$65,509	7,717	$131,035

(1)	Market Value is based on the December 31, 2007, closing trading price of SPR stock of $16.98; all incentive plan performance share awards are shown as achieving the target level of performance, which results in a 100% payout of the award.

(2)	This grant vests over a four year period, one quarter each year beginning one year after grant date.

(3)	These option awards vest over a three year period, one third each year beginning one year after grant date.

(4)	This grant was awarded to Mr. Shalmy upon his hire in 2002, and vested one year from date of grant

(5)	This grant was earned on September 12, 2007, upon the restoration of SPR’s common stock dividend.

(6)	These performance share awards are paid at the end of a three year performance period (measured from the date of grant) if the specified performance measures are achieved.

(7)	This award was granted upon the consummation of the merger between SPR and NPC, and vested one third each year over a three year period beginning January 2000.

(8)	This grant was awarded to Mr. Yackira upon his promotion to President and Chief Executive Officer of SPR, and will vest at one third each year beginning one year after grant date.

OPTION EXERCISES AND STOCK VESTED

The following table provides Information on the exercises of options and the vesting of stock awards during 2007:

	OPTION AWARDS		STOCK AWARDS
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)
(a)	(b)	(c)(1)	(d)	(e)(2)

Walter M. Higgins
Options	234,030	$973,759
Performance Shares			220,750	$3,693,148
Michael W. Yackira
Performance Shares			5,915	$98,958
William D. Rogers
Performance Shares			1,644	$27,504
Donald L. Shalmy
Performance Shares			5,219	$87,314
Jeffrey L. Ceccarelli
Options	9,684	$81,791
Performance Shares			4,611	$77,142
Roberto R. Denis
Performance Shares			3,523	$58,940

(1)	The value realized on exercise is calculated as the fair market value on the date of exercise, less the exercise price of the option.

(2)	The value realized on vesting equals the market value on the vesting date.

PENSION BENEFITS

The following table provides the present value of accumulated retirement benefits payable to each of the named executives, according to the terms and conditions of each plan. The retirement plans under which these benefits are available are generally described in the Compensation Discussion and Analysis section of this note.

			Present Value of
		Number of Years	Accumulated Benefit	Payments During
Name	Plan Name	Credited Service	(1)	Last Fiscal Year

Walter M. Higgins(2)(3)	SPR Retirement Plan	11.083	$422,284	$0
	SPR Restoration Plan	11.083	$1,155,848	$1,059,779
	SPR SERP Plan	16.000	$3,146,124	$3,516,619
Michael W. Yackira(4)(5)	SPR Retirement Plan	4.667	$124,243	$0
	SPR Restoration Plan	4.667	$208,017	$0
	SPR SERP Plan	6.667	$616,670	$0
William D. Rogers(6)	SPR Retirement Plan	2.167	$31,751	$0
	SPR Restoration Plan	2.167	$17,063	$0
	SPR SERP Plan	2.167	$39,446	$0
Donald L. Shalmy	SPR Retirement Plan	5.250	$185,553	$0
	SPR Restoration Plan	5.250	$209,100	$0
	SPR SERP Plan	5.250	$409,579	$0
Jeffrey L. Ceccarelli(7)(8)	SPR Retirement Plan	32.000	$697,018	$0
	SPR Restoration Plan	32.000	$770,167	$0
	SPR SERP Plan	33.083	$498,413	$0
Roberto R. Denis(9)(10)	SPR Retirement Plan	4.083	$123,497	$0
	SPR Restoration Plan	4.083	$158,235	$0
	SPR SERP Plan	7.083	$590,524	$0

(1)	409A regulations may delay payment by six months. This was not taken into account in the present value calculations except for Mr. Higgins.

(2)	Mr. Higgins’ values under the nonqualified plans represent a lump sum payment made in August 2007 and another paid in February 2008.

(3)	Mr. Higgins’ benefit under the SERP plan includes 4 years, 11 months of imputed service.

(4)	Mr. Yackira’s benefit under the SERP plan includes 2 years of imputed service to be granted upon reaching age 62.

(5)	Mr. Yackira is vested in the Qualified and Restoration plans and will become vested in the SERP plan in 4 months.

(6)	Mr. Rogers will become vested in the Qualified and Restoration plans in 1 year, 1 month, and the SERP plan in 7 years, 8 months.

(7)	Mr. Ceccarelli’s benefit under the SERP plan includes 1 year, 1 month of imputed service.

(8)	Mr. Ceccarelli is vested in the Qualified and Restoration plans and will become vested in the SERP plan in 1 year, 10 months.

(9)	Mr. Denis’ benefit under the SERP plan includes 3 years of imputed service to be granted upon reaching age 62.

(10)	Mr. Denis is vested in the Qualified and Restoration plans and will become vested in the SERP plan in 11 months.

The following assumptions were used in calculating the present value of the accumulated benefit in the above table:

i.	Pension economic assumptions utilized for SPR’s FAS 158 financial reporting for fiscal year 2007, were used for the calculations.

ii.	SPR reports using an early measurement date of September 30 and that date has been used in all calculations for the above table, and these assumptions are outlined below:

a. The discount rate was 6.3% for 2007

b. Postretirement mortality is based on the RP 2000 mortality table, projected to 2015

c. There was assumed to be no pre-retirement mortality, turnover, or disability

d. Retirement age was assumed to be the greater of age 62 and current age

iii.	The demographic assumptions used are also consistent with pension financial reporting, with the exception as required by SEC guidance, that pre-retirement decrements are not used.

A narrative description of material factors relating to pension plans has been provided in the section “Compensation Philosophy” under “Retirement Plans.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following tables show the estimated payments each of the named executives could receive upon their termination or a change-in-control, according to the terms and conditions of any contracts or agreements in effect for that executive. The amounts shown assume that the termination was effective as of December 31, 2007, and includes amounts earned through that time. The actual amounts to be paid out can only be determined at the time an executive separates from SPR.

The footnotes are presented after the final table.

Michael W. Yackira

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	Reason for Termination
	Voluntary	For Cause	Death	Disability	Retirement	Without Cause (5)	Change-in-Control
Type of Benefit	(1)(8)	(2)(9)	(9)	(3)(9)	(4)	(10)	(6)(11)(16)

Cash Severance(7)	$1,350,000	$450,000	$1,000,000	$1,000,000	$1,350,000	$1,050,000	$2,100,000
Lump Sum Pension Equivalent(18)							$803,624
Life Insurance Proceeds(17)			$1,063,000
Equity Benefits(12) Performance Shares	$375,157		$375,157	$375,157	$375,157	$375,157	$801,999
Unexercisable Options	$86,174		$86,174	$86,174	$86,174	$86,174	$86,174
Retirement Benefits (13) (18)
SPR Retirement Plan	$12,216		$8,520	$—	$12,216	$12,216	$12,216
SPR Restoration Plan	$20,004		$13,956	$—	$20,004	$20,004	$20,004
SPR SERP Plan	$—		$—	$—	$—	$33,072	$33,072
Retiree Medical
Other Benefits
Health & Welfare(14)	$40,162						$60,243
Tax Gross-Ups(15)							$1,053,074
Total of All Benefits	$1,883,713	$450,000	$2,546,807	$1,461,331	$1,843,551	$1,576,623	$4,970,406

William D. Rogers

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	Reason for Termination
	Voluntary	For Cause	Death	Disability	Retirement	Without Cause (5)	Change-in-Control
Type of Benefit	(1)(8)	(2)(9)	(9)	(3)(9)	(4)	(10)	(6) (11) (16)(19)

Cash Severance(7)	$300,000			$300,000	$300,000	$300,000	$900,000
Lump Sum Pension Equivalent(18)							$338,562
Life Insurance Proceeds(17)			$850,000
Equity Benefits(12)
Performance Shares	$252,643		$252,643	$252,643	$252,643	$252,643	$288,983
Unexercisable Options	$74,019		$74,019	$74,019	$74,019	$74,019	$22,011
Retirement Benefits (13) (18)
SPR Retirement Plan						$5,400
SPR Restoration Plan						$2,448
SPR SERP Plan						$6,336
Retiree Medical
Other Benefits
Health & Welfare(14)	$14,922						$14,922
Tax Gross-Ups (15)
Total of All Benefits	$641,584	$—	$1,176,662	$626,662	$626,662	$640,846	$1,564,478

Donald L. Shalmy

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	Reason for Termination
	Voluntary	For Cause	Death	Disability	Retirement	Without Cause (5)	Change-in-Control
Type of Benefit	(1)(8)	(2)(9)	(9)	(3)(9)	(4)	(10)	(6) (11)(16)

Cash Severance(7)	$310,000			$310,000	$310,000	$310,000	$1,395,000
Lump Sum Pension Equivalent(18)							$396,786
Life Insurance Proceeds(17)			$850,000
Equity Benefits(12)
Performance Shares	$252,643		$252,643	$252,643	$252,643	$252,643	$495,850
Unexercisable Options	$74,019		$74,019	$74,019	$74,019	$74,019	$74,019
Retirement Benefits (13) (18)
SPR Retirement Plan	$19,644		$9,828	$—	$19,644	$1,920	$19,644
SPR Restoration Plan	$21,168		$10,584	$—	$21,168	$696	$21,168
SPR SERP Plan	$42,192		$—	$—	$42,192	$2,052	$42,192
Retiree Medical
Other Benefits
Health & Welfare(14)	$45,538						$68,307
Tax Gross-Ups (15)
Total of All Benefits	$765,204	$—	$1,197,074	$636,662	$719,666	$641,330	$2,512,966

Jeffrey L. Ceccarelli

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	Reason for Termination
	Voluntary	For Cause	Death	Disability	Retirement	Without Cause (5)	Change-in-Control
Type of Benefit	(1)(8)	(2)(9)	(9)	(3)(9)	(4)	(10)	(6) (11)(16)

Cash Severance(7)	$350,000			$350,000	$350,000	$350,000	$1,575,000
Lump Sum Pension Equivalent(18)							$451,517
Life Insurance Proceeds(17)			$1,003,000
Equity Benefits(12)
Performance Shares	$269,774		$269,774	$269,774	$269,774	$269,774	$520,352
Unexercisable Options	$70,177		$70,177	$70,177	$70,177	$70,177	$70,177
Retirement Benefits (13) (18)
SPR Retirement Plan	$72,156		$55,512	$72,156	$72,156	$72,156	$72,156
SPR Restoration Plan	$78,864		$60,672	$78,864	$78,864	$78,864	$78,864
SPR SERP Plan	$—		$35,088	$45,612	$—	$45,612
Retiree Medical
Other Benefits
Health & Welfare(14)	$39,289						$58,933
Tax Gross-Ups (15)
Total of All Benefits	$880,260	$—	$1,494,223	$886,583	$840,971	$886,583	$2,826,999

Roberto R. Denis

VALUE OF SEVERANCE AND CHANGE-IN-CONTROL AGREEMENTS

	Reason for Termination
	Voluntary	For Cause	Death	Disability	Retirement	Without Cause (5)	Change-in-Control
Type of Benefit	(1)(8)	(2)(9)	(9)	(3)(9)	(4)	(10)	(6) (11)(16)

Cash Severance(7)	$325,000			$325,000	$325,000	$325,000	$1,462,500
Lump Sum Pension Equivalent(18)							$661,413
Life Insurance Proceeds(17)			$850,000
Equity Benefits(12)
Performance Shares	$235,805		$235,805	$235,805	$235,805	$235,805	$468,308
Unexercisable Options	$109,708		$109,708	$109,708	$109,708	$109,708	$109,708
Retirement Benefits (13) (18)
SPR Retirement Plan	$12,336		$7,548		$12,336	$12,336	$12,336
SPR Restoration Plan	$12,492		$7,644		$12,492	$12,492	$12,492
SPR SERP Plan						$24,264	$58,248
Retiree Medical
Other Benefits
Health & Welfare(14)	$38,033						$57,050
Tax Gross-Ups (15)
Total of All Benefits	$733,374	$—	$1,210,705	$670,513	$695,341	$719,605	$2,842,055

(1)	Mr. Yackira’s employment letter provides for a benefit equal to continued salary through June 1, 2009 provided he voluntarily resigns with the Board’s consent prior to June 1, 2009. In addition, he would be eligible to receive a pro-rata payment for all unpaid Short Term Incentive Awards, which as of December 31, 2007 equaled 75% of his base salary for 2007, which have been earned as of the date of termination. For each of the other NEOs, voluntary termination is defined as the executive resigning for good cause consistent with the terms of his employment agreement for which they would receive pay in the amount of one year’s salary.

(2)	Cause is defined above in the Compensation Discussion and Analysis under “Post-Termination Compensation.”

(3)	Termination on the basis of Disability assumes the disability preventing the executive from successfully fulfilling the duties of his position, occurred on or before June 1, 2007 and SPR gave 30 days notice of termination, with an effective date of December 31, 2007. In addition, for the purpose of this calculation it is assumed that the CEO does not exercise the appeal provision of disability determination process, as permitted under his employment agreement.

(4)	Termination on the basis of Retirement assumes that the executive voluntarily resigned and is eligible to retire effective December 31, 2007.

(5)	Termination Without Cause means the company terminates the employment without “Cause”.

(6)	Change in Control is defined above in the Compensation Discussion and Analysis under “Post-Termination Compensation.” For the purpose of this calculation, the Company is assuming that the executive’s termination coincided with a change in control on December 31, 2007 and the basis for the termination is without Cause.

(7)	Cash Severance is defined as all those payments owed or owing to the executive which are payable in cash under the different termination scenarios. While different payments may be paid in lump sum or over a period of time (e.g., one year), for the purpose of these calculations the value of the payments are assumed to be made in a lump sum on or about the termination date. In addition, it is assumed that all accrued and unused vacation time for 2007 has been used (and or paid) and all salary has been paid through last day of the year.

(8	The value of Cash Severance following a Voluntary Termination has been set at 1.5 times of Mr. Yackira’s base earnings and target annual bonus award, as per his employment agreement. Mr. Yackira is eligible for continued salary payments through June 1, 2009 (18 months) if he were to voluntarily resign with the Board’s Consent effective December 31, 2007. For all other NEO’s, the value of any cash severance equals one times base annual salary, consistent with the provisions of their respective employment letter agreements.

(9)	Cash Severance for Death, Disability or For Cause represents the executive’s pro-rata portion of his annual incentive award, which for 2007 had a performance period end date of December 31, 2007. Therefore, the payment of the annual incentive award would be earned but unpaid on December 31, 2007 provided any annual incentive performance measures were fulfilled. For the purpose of this calculation it is assumed the executive fulfilled at “target” in relation to an annual incentive award.

(10)	The value of the the Cash Severance for Termination without Cause represents one-time base annual earnings plus target incentive award.

(11)	The value of the Cash Severance for Termination following a Change in Control for Mr. Yackira and Mr. Rogers equals two times base earnings plus target annual bonus award, as per their most recent employment agreements. For all other NEO’s, Cash Severance for Termination following a Change in Control equals three times earnings plus target annual bonus award, consistent with the provisions of their respective employment letter agreements.

(12)	Equity awards are valued based on December 31, 2007 closing price of $16.98. In addition, the calculations reflect any provisions in the employment agreements or change in control agreements in regard to accelerated vesting of outstanding performance or other share awards as well as the immediate right to exercise any outstanding and unvested stock options. The values are based on the assumption that any unvested portion of performance shares would have been vested had the performance cycle not been truncated and any pro-rata calculations are based on initial grant date from the start of the performance cycle through December 31, 2007. In addition, the value may be paid in either cash or equity at the discretion of the Board of Directors at the time of termination.

(13)	In addition to the benefits available as a component of severance, each executive participates in the pension plans disclosed in the Pension Plan Table with current accrued values. Executives would be eligible for payments from these plans of all accrued and the value of any retirements benefits reflected herein is the amount of any projected single life annuity for one year at the executive’s normal retirement or the first date he would be eligible to receive an unreduced benefit. The value herein reflects the amount of any benefit accrued as of December 31, 2007 and assumes the executive voluntarily terminates employment on that date to retire and for death benefits, a spouse is assumed to be no more than five years younger than the participant.

(14)	The value of the health and welfare benefits to be provided to an executive and his family (if appropriate) is based on the value of his current elections prior to termination and assumes no change in benefit elections. For each of the NEOs, the opportunity to continue in the health program at the full cost and expense of the company beyond employment is available for up to 36 months following a change in control except for Mr. Yackira and Mr. Rogers. They are eligible for an additional 24 months as per their employment agreements following a change in control. However, Mr Yackira is eligible for continued participation through June 1, 2009 provided he voluntarily resigns with the Board’s consent and in the event of termination without cause.

(15)	Mr. Yackira is eligible for a gross-up of any severance payments following a change-in-control based on calculations for parachute payments. All other executives’ severance payments are subject to reduction to the extent his payment exceeds the threshold for parachute payments set by IRC Section 280(g) which is defined as 2.99 times base average earnings for the prior 5 years. In these calculations, each of the executives would have his severance payments subject to reduction based on the provisions of his change in control agreements beginning with his cash severance payments. These values assume that the executives do not elect to change the priority of those payments to be reduced although they are able to do so according to the provisions of their change in control agreements.

(16)	Based on the terms of the Change in Control Agreement for each of the NEOs except Mr. Yackira, the final value of any severance payments are subject to reduction pursuant to the terms of IRC Section 280(g). For the purpose of these calculations the values represent the maximum amount payable to each executive and is therefore, subject to reduction at the time of termination beginning with the cash severance payments and then the non-cash severance payments. Based on the information available at the time, it can be reasonably expected that each of the executives severance payments would be reduced to some extent.

(17)	Each named executive officer is covered by SPR’s Basic Life Insurance Program through CIGNA, and an Executive Life Insurance Program through Paragon with benefits payable to a designated beneficiary in the event of death ranging from $400,000 to $500,000. In addition, SPR provides for accidental death and dismemberment coverage (1.5 times salary) and business travel accident insurance of $1,000,000. For the purpose of these calculations the qualifying event for each named executive is assumed to be for natural causes at December 31, 2007, and not as part of any business travel or accident.

(18)	Each NEO is eligible to receive credit for 3 additional years of service (unless otherwise noted) under the various retirement plans, in the event of termination following a Change in Control. The Additional CIC Lump Sum amount is in addition to the monthly benefit received in the event of unjustified involuntary termination and is not attributable to any one plan.

(19)	Mr. Rogers’ additional Lump Sum includes an additional two years of service.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the 2007 activity and ending balances for each of the named executives in the SPR non-qualified deferred compensation plan. This plan is described in the Compensation Discussion and Analysis above.

			Aggregate	Aggregate
	Executive	Registrant	Earnings	Withdrawals/	Aggregate
	Contributions in	Contribution in	in Last	Distributions	Balance
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	in Last	at Last Fiscal
Name	($)(2)	($)(2)	($)(1)(2)	Fiscal Year ($)	Year-End ($)(3)

Walter M. Higgins	$29,077	$107,583	$7,293	$—	$196,964
Michael W. Yackira	18,250	23,877	9,216	—	87,289
William D. Rogers	52,000	3,563	4,764	—	119,196
Donald L. Shalmy	1,000	16,961	2,042	—	34,889
Jeffrey L. Ceccarelli	14,650	18,660	4,215	—	51,659
Roberto R. Denis	5,200	17,220	1,068	—	34,764

(1)	The amounts shown in the aggregate earnings column are not treated as above-market or preferential earnings within the meaning of Item 402(c)(viii)(B), because such earnings are the same as the return paid on amounts invested in an externally managed investment fund that is available to all employees participating in the non-discriminatory tax qualified 401(k) plan sponsored by the employer.

(2)	None of the amounts of the Executive Contributions, Registrant Contribution and Aggregate Earnings in Last Fiscal Year columns are included in the Summary Compensation Table for the designated NEO. The amount of any deferred compensation will be included in a NEO’s compensation only at the time of distribution or vesting consistent with applicable legislation.

(3)	None of the Aggregate Balance at Last Fiscal Year includes money previously reported as earnings in the Summary Compensation Table.

2007 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The total 2007 compensation of our Non-Employee Directors is shown in the following table.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned or			Incentive	Nonqualified
	Paid in	Stock	Option	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Mr. Anderson	$67,717	$34,983	—	—	—	—	$102,700
Mr. Christenson	67,967	34,983	—	—	—	—	102,950
Ms. Coleman(4)	63,817	34,983	—	—	—	—	98,800
Ms. Corbin(4)	57,817	34,983	—	—	—	—	92,800
Mr. Day(1)(4)(6)(7)	59,400	35,000	—	—	—	4,334	98,734
Mr. Donnelley(1)(5)(8)	21,750	0	—	—	—	258,137	279,887
Mr. Herbst(1)(4)	66,617	34,983	—	—	—	—	101,600
Mr. Higgins(3)	69,067	0	—	—	—	—	69,067
Mr. Kennedy	77,617	34,983	—	—	—	—	112,600
Mr. O’Reilly(1)(4)(6)(7)	39,100	70,000	—	—	—	1,298	110,398
Mr. Satre(1)(2)(6)(7)	46,000	70,000	—	—	—	1,298	117,298
Mr. Snyder(6)(7)	69,500	35,000	—	—	—	726	105,226
Mr. Turner(1)(6)(7)	54,800	70,000	—	—	—	1,563	126,363

(1)	Chair of Committee

(2)	Lead Director

(3)	Chairman of the Board

(4)	Aggregate number of option awards outstanding at year end represents “phantom stock” in the following amounts: Ms. Coleman — 9,309, Ms. Corbin — 10,290, Mr. Day — 15,508, Mr. Herbst — 7,809, Mr. O’Reilly — 7,027

(5)	All other compensation represents the cash out of Mr. Donnelley’s phantom stock upon his retirement from the Board during 2007.

(6)	All other compensation represents the dividend payment on deferred shares.

(7)	The Director elected to defer payment of the stock award until such time as he is no longer a Director of SPR, although the receipt of the stock award is reflected in the Stock Awards column. There were no outstanding stock awards at December 31, 2007.

(8)	Retired

DIRECTOR COMPENSATION

Each non-employee director, with the exception of the Chairman of the Board, is paid an annual retainer of $70,000. In keeping with the Board’s policy to tie management and director compensation to overall company performance and to increase director share ownership, SPR’s Non-Employee Director Stock Plan (“Plan”) requires that a minimum of $35,000 of the annual retainer for each non-employee director be paid in common stock of SPR. In accordance with the terms of the Plan, several non-employee directors regularly elect to receive an even greater percentage in stock. The reason for instituting a minimum amount of annual retainer that non-employee directors must be paid in SPR Stock is to ensure that all non-employee directors will have invested a minimum of $100,000 of SPR Stock after their first three-year term in office.

In addition to the annual retainer, non-employee directors of SPR and its subsidiaries are paid $1,200 for each Board or Committee meeting attended (other than Audit Committee meetings, addressed below), not to exceed two meeting fees per day regardless of the number of meetings attended. Members of the Audit Committee are paid $1,500 per meeting of the Audit Committee attended. Non-employee directors also receive a full or partial fee (depending on distance) for travel to attend meetings away from the director’s home city. In consideration of their additional responsibility and time commitments, non-employee directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly, except for the Audit Committee Chair and the Lead Director who receive $2,500 quarterly in consideration for the considerable duties related to those positions.

The compensation for the Chairman of the Board consists of an annual flat fee of $160,000 paid in quarterly installments, travel fees and expense reimbursement. The Chairman of the Board does not receive meeting fees or an annual retainer fee.

SPR’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each director was converted into “phantom stock” of SPR at its fair market value on that day. The “phantom stock” is held in an account to be paid at the time of the non-employee director’s departure from the Board, either in stock or cash at the discretion of the Board. All “phantom stock” earns dividends at the same rate as listed company common stock from the date of conversion and is deemed reinvested in additional shares at the price of the stock on the dividend payment date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of March 10, 2008, with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each director;

•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, all persons named in the tables have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner listed is c/o Sierra Pacific Resources, 6100 Neil Road, Reno, Nevada 89511.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class

Horizon Asset Management Inc.(1)	45,896,614	19.62%

470 Park Avenue South 4th Floor South New York, NY 10016
Kinetics Asset Management Inc.(2)	21,593,378	9.23%

470 Park Avenue South 4th Floor South New York, NY 10016

(1)	Based on Schedule 13G/A filed by Horizon Asset Management Inc. March 10, 2008.

(2)	Based on Schedule 13G filed by Kinetics Asset Management, Inc., March 4, 2008.

	Common Shares
	Beneficially
	Owned as of
	March 10,	Percent of Total Common Shares
Name of Director, Nominee or Executive Officer	2008	Outstanding as of March 10, 2008

Joseph B. Anderson	7,819
Glenn C. Christenson	1,949
Mary L. Coleman(1)	172,533
Krestine Corbin(1)	44,829
Theodore J. Day(1)(2)	87,668
Jerry E. Herbst(1)	33,711
Walter M. Higgins	16,177
Brian Kennedy	1,968
John F. O’Reilly(1)(2)	41,899	No Director, Nominee or Executive
Philip G. Satre(2)	19,546	Officer owns in excess of one percent
Donald D. Snyder(2)	8,536
Clyde T. Turner(2)	17,697
Jeff Ceccarelli(3)	68,113
Roberto Denis(3)	49,004
William Rogers(3)	18,845
Donald Shalmy(3)	81,480
Michael Yackira(3)	66,605
All executive officers and directors as a group (27 persons)(1)(2)(3)	927,957

(1)	Includes shares of “phantom stock” representing the actuarial value of certain directors’ vested benefits in the terminated Retirement Plan for Outside Directors, payable at the time of the respective director’s departure from the Board in the following amounts: Ms. Coleman, Ms. Corbin and Messrs. Day, Herbst and O’Reilly 9,309, 10,290, 15,508, 7,809, 7,027 shares, respectively.

(2)	Includes shares that the Director’s have requested be deferred until their departure from the Board in the following amounts: Messrs. Day, O’Reilly, Satre, Snyder and Turner 27,085, 8,111, 8,111, 4,536, 9,771 shares, respectively.

(3)	Includes shares issuable under the Long-Term Incentive Plan within 60 days of March 10, 2008, to Messrs. Yackira, Shalmy, Rogers, Ceccarelli, Denis 19,317, 21,266, 5,166, 14,923, 11,322 shares, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that directors, officers, and any holders of more than 10% of our common stock file reports with the SEC disclosing ownership of our stock and changes in beneficial ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2007 all filing requirements under Section 16(a) were complied with in a timely fashion, except that, on November 6, 2007, Theodore J. Day, a director of the Company, purchased 29,000 shares of the Company’s common stock, which transaction was not reported to the SEC until November 13, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, described above in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter on an annual basis. The charter was last reviewed at the November 2007 Committee meeting; the Committee made no material substantive changes or alterations in the Committee’s various authorities and responsibilities. The charter is available for review on the Company’s web site www.sierrapacificresources.com. A written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer, and Chief Financial Officer, has been in existence for several years. The Code is also periodically reviewed by management and the Audit Committee. In accordance with its written charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and oversees the efficacy of its internal and external controls. The Audit Committee reviews and discusses quarterly reports on Form 10-Q and the Annual Report on Form 10-K, before recommending the adoption of the 10-K by the Company and full Board and filing of the 10-K with the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (ISB 1), as amended and supplemented, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors during 2006 and 2007 is set forth below under “Independent Public Accountants — Audit Fees.”

The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards.” These include but are not limited to (1) accounting policies for unusual transactions, (2) the impact of accounting policies for which there is no authoritative consensus, (3) sensitive accounting estimates, and (4) disagreements with management. The

Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements. The Committee also discusses the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

The Company’s audited financial statements are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

All members of the Audit Committee are independent as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rules 10A-2 and 10A-3(b)(1) of the Exchange Act. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially literate and knowledgeable. Mr. Turner, the Chairman, is the former Chief Executive Officer of a New York Stock Exchange company, a CPA and former partner in a professional accounting firm, has considerable knowledge of financial accounting, reporting, management and internal controls, and the Board of Directors has determined that he is an accounting and related financial management expert as defined by the New York Stock Exchange standards and an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

Respectfully submitted,
THE AUDIT COMMITTEE
Clyde T. Turner, Chair
Glenn C. Christenson
Krestine M. Corbin
Brian Kennedy
Donald D. Snyder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, Ms. Coleman, and Messrs. Anderson, Donnelley, Day, Herbst and Satre served as members of the Compensation Committee. None of them were at any time during 2007, or before then, an officer or employee of SPR or any of its subsidiaries. None of them had any relationships with SPR or any of its subsidiaries during 2007 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers or any of our subsidiaries served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on our Board of Directors or any of our subsidiaries or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of SPR oversees SPR’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and SPR’s Proxy Statement to be filed in connection with the SPR’s 2008 Annual Meeting of stockholders, each of which will be filed with the SEC.

COMPENSATION COMMITTEE
Philip G. Satre, Chair
Joseph B. Anderson, Jr.
Mary Lee Coleman
Theodore J. Day
Jerry E. Herbst

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The son of John F. O’Reilly, a member of SPR’s Board of Directors, is employed by O’Reilly Law Group, LLC but is also associated with the Waller Law Group and McNulty Law Group, which are acting as co-counsel for SPR and the Utilities in two significant litigation matters. Mr. O’Reilly does not receive any compensation from SPR or the Utilities related to these matters. On the basis of these relationships, however, the Board of Directors has not included Mr. O’Reilly among those directors considered to be independent.

Philip G. Satre, a member of SPR’s Board of Directors, is a member of the board of directors of the Nevada Cancer Institute, a non-profit research center. Sierra Pacific Resources Charitable Foundation has agreed to donate to the Nevada Cancer Institute $1,000,000 in equal installments over five years beginning in 2008. SPR’s Board of Directors approved the donation, determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Satre does not receive any remuneration from the Nevada Cancer Institute and that the donation did not constitute a material relationship between SPR and Mr. Satre that would affect the independence of Mr. Satre as a director of SPR.

Donald D. Snyder, a member of SPR’s Board of Directors, is the chairman of the board of directors of the Las Vegas Performing Arts Center Foundation, a charitable foundation which is developing the Smith Center for the Performing Arts. Sierra Pacific Resource Charitable Foundation has agreed to donate to the Las Vegas Performing Arts Center Foundation $1,000,000 in equal installments over five years beginning in 2008. SPR’s Board of Directors approved the donation, determined, based on the particular facts and circumstances, including the size and nature of the donation and the fact that Mr. Snyder does not receive any remuneration from the Foundation and that the donation did not constitute a material relationship between SPR and Mr. Snyder that would affect the independence of Mr. Snyder as a director of SPR.

Affiliate Transactions and Relationships

Employees of SPR provide certain accounting, treasury, information technology and administrative services to NPC and SPPC. The costs of those services are allocated among the Utilities according to each Utility’s usage. For fiscal year 2007, the costs for such services allocated to NPC was $3.9 million and the costs of such services allocated to SPPC was $2.3 million. Additionally, many of SPR’s officers are also officers of NPC and SPPC. All three Companies have the same members of their respective boards of directors. SPR files a consolidated federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. SPR does not believe that any significant additional tax liability would be incurred by any of its subsidiaries on behalf of any other subsidiary; however, SPR and its subsidiaries could potentially incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

As part of their on-going cash management practices and operations, SPR may make intercompany loans to the Utilities, subject to any applicable regulatory restrictions and restrictions under SPR’s or the Utilities’ financing agreements.

Review, Approval or Ratification of Transactions with Related Parties

In accordance with SPR’s Business Conduct Code “The Power of Integrity — A Guide to Business Conduct” (the “Business Conduct Code”), all transactions and relationships between and among the Utilities and their non — utility affiliates, including SPR, are to be guided by and conducted in accordance with all statutes and rules enforced by the PUCN and the California Public Utilities Commission, FERC, and the related compliance plans of the Utilities. Employees must ensure that inter-company transactions and related activities are permitted, properly documented and meet applicable regulations. Moreover, SPR and the Utilities must comply with FERC Order No. 2004 and all subsequent versions. This requires that employees engaged in transmission system operations act independently of any company employees engaged in wholesale merchant functions so as not to benefit an affiliate in the wholesale purchase and sale of power or natural gas. All directors, officers, employees, consultants and contractors of SPR and the Utilities are expected to abide by these standards of conduct and every supervisor and manager is responsible for helping employees understand and comply with these principles. “The Power of Integrity — A Guide to Business Conduct” is set forth in writing on SPR’s website at www.sierrapacificresources.com.

The Ethics and Compliance Office oversees company compliance with laws, regulations and policies, self — governance activities, compliance risk assessment, integrity and compliance training, and monitors and reports on compliance efforts. The Ethics and Compliance Office is responsible for managing all integrity and compliance programs, including managing the investigation process and reviewing results of investigations. The Ethics and Compliance Office is also responsible for applying the business conduct rules on a consistent basis and ensuring that employee concerns are addressed in a fair, unbiased and timely manner.

The Code of Ethics for the CEO, CFO and Controller (the “Code of Ethics”) is set forth in writing on SPR’s website at www.sierrapacificresources.com. This Code of Ethics requires the CEO, CFO and Controller to exhibit and promote the highest standards of honest and ethical conduct at SPR and the Utilities through the establishment and operation of policies and procedures that, among other things, prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of SPR and the Utilities and what could result in material personal gain for a member of the financial organization, including the CEO, CFO and Controller.

In accordance with the charter of SPR’s audit committee, the audit committee is responsible for reviewing reports and disclosures of insider and affiliated party transactions and periodically reviewing the Code of Ethics to determine whether it complies with applicable rules and regulations and whether management has established a system to enforce the code. The audit committee is also responsible for advising the Board with respect to SPR’s policies and procedures regarding compliance with applicable laws and regulations in connection with insider and affiliated party transactions as well as compliance with the Business Conduct Code. A copy of the audit committee charter is set forth in writing on SPR’s website at www.sierrapacificresources.com. In addition, the nominating & governance committee reviews and makes recommendations to the Board of Directors regarding the suitability of continued service as a Board member when a director has a significant change in status, including an employment change, potential or actual conflict of interest, or any change affecting the director’s independence or ability to serve. A copy of the nominating and governance committee charter is set forth in writing on SPR’s website at www.sierrapacificresources.com.

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has selected Deloitte & Touche LLP, independent public accountants, to conduct an audit and to report on our financial statements for the fiscal year ended December 31, 2008. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2007. A representative of

Deloitte & Touche LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees billed to SPR, NPC and SPPC by our auditors, Deloitte and Touche.

	NPC		SPPC		SPR Consolidated
	2007	2006	2007	2006	2007	2006

Audit Fees(a)	$1,149,026	$1,403,150	$1,198,091	$1,328,825	$2,597,690	$3,016,025
Audit Related Fees(b)	—	10,000	20,000	10,500	20,000	20,500
All Other Fees(c)	—	—	—	—	—	75,000

Total	$1,149,026	$1,413,150	$1,218,091	$1,339,325	$2,617,690	$3,111,525

(a)	Fees for audit services billed in 2007 and 2006 consisted of:

•	Audit of the companies’ financial statements

•	Reviews of the companies’ quarterly financial statements

•	Comfort letters, regulatory audits, consents and other services related to SEC matters.

(b)	Fees for audit related services billed in 2007 and 2006 consisted of agreed upon procedures

(c)	Fees for all other services billed in 2006 consisted of permitted non-audit services, such as income tax assistance.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte and Touche LLP, in 2007 were pre-approved on February 22, 2007 by the Audit Committee in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte and Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte and Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. Under the policy, the Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee (generally) requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for small immaterial and permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

During 2007, fees for audit related services, tax services and all other fees were pre-approved by the Audit Committee or Chairman of the Audit Committee.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties may communicate directly with the Company’s non-management directors as a group, or with any individual director, by addressing such communications to the desired recipients and sending it c/o Corporate Secretary, Sierra Pacific Resources, P.O. Box 98910, Las Vegas, NV 89151, and marking such communications as “confidential.”

OTHER MATTERS

We have no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Report of the Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your shares by mail, the internet or telephone.

A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

On Behalf of the Board of Directors

PAUL J. KALETA,
Corporate Secretary

March 19, 2008

ANNEX A

AMENDED AND RESTATED
SIERRA PACIFIC RESOURCES 2004
EXECUTIVE LONG-TERM INCENTIVE PLAN
(As of January 1, 2008)

Article 1.

Establishment, Purpose, and Duration

1.1 Establishment of the Plan.  Sierra Pacific Resources, a Nevada corporation (hereinafter referred to as the “Company”), established an incentive compensation plan known as the Sierra Pacific Resources 2004 Executive Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (“NQSOs”), Incentive Stock Options (“ISOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Performance Units, Performance Shares and other equity-based awards payable in Cash.

After ratification by an affirmative vote of the majority of the issued and outstanding shares of the Company’s common stock represented at the Annual Meeting, the Plan became effective as of January 1, 2004 (the “Effective Date”) and shall remain in effect as provide in Section 0 herein.

The Plan has been amended and restated, effective January 1, 2008, to make certain changes to the Plan necessary to confirm that the Plan is not intended to constitute a nonqualified deferred compensation plan subject to Code Section 409A.

1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, customers, and employees by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

The Plan is further intended to provide pay systems that support the Company’s business strategy, and which are competitive with similarly sized utilities, and to emphasize pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, and individual levels.

1.3 Duration of the Plan.  The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein or until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan after December 31, 2013.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1 “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Performance Units, Performance Shares, Bonus Stock, or an equity-based award payable in cash.

2.2 “Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

2.3 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” means the Compensation Committee of the Board of Directors of the Company.

2.6 “Company” means Sierra Pacific Resources, a Nevada corporation, or any successor thereto as provided in Article 17 herein.

2.7 “Director” means any individual who is a member of the Board of Directors of the Company.

2.8 “Disability” shall have the meaning ascribed to such term in the Long-Term Disability Income Plan of the Company.

2.9 “Eligible Employee” means those employees who are eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.10 “Employee” means any full-time, nonunion employee of the Company or of the Company’s Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

2.12 “Fair Market Value” shall mean the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.13 “Freestanding SAR” means a SAR that is granted independently of any Options.

2.14 “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.15 “Insider” shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

2.16 “Nonqualified Stock Option,” or “NQSO” means an option to purchase Shares, granted under Article 0 herein, which is not intended to be an Incentive Stock Option.

2.17 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.18 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.19 “Participant” means an officer or Employee of the Company determined by the Committee to be eligible for participation in the Plan.

2.20 “Performance Goals” has the meaning provided in Section 3.4 hereof.

2.21 “Performance Unit” means an Award granted to an Employee, as described in Article 9 herein.

2.22 “Performance Share” means an Award granted to an Employee, as described in Article 9 herein.

2.23 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at is discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.24 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

2.25 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.26 “Retirement” shall have the meaning ascribed to such term in the Retirement Plan for Employees of Sierra Pacific Resources, Nevada Power Company, or Sierra Pacific Power Company.

2.27 “Shares” means the shares of common stock of the Company.

2.28 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designed as a SAR, pursuant to the terms of Article 7 herein.

2.29 “Subsidiary” means any wholly owned corporation, partnership, venture, or other entity in which the Company directly or indirectly through another Subsidiary holds one hundred percent (100%) voting control.

2.30 “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

2.31 “Window Period” means when Insiders are permitted to buy and sell Shares pursuant to the Company’s insider trading policy

Article 3.

Administration

3.1 The Committee.  The Plan shall be administered by the Committee, which shall exclusively consist of independent Directors as defined by the New York Stock Exchange Listing Standards, or by any other Committee of exclusively independent Directors appointed by the Board, consisting of not less than two (2) independent nonemployee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act and Section 162(m) of the Code. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(c)(2) of the Exchange Act and Section 162(m), the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3(c)(2) and Section 162(m).

3.2 Authority of the Committee.  The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or direction as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any award, agreement, or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan provided, however, that the Committee shall not construe or interpret the Plan or any Award or agreement or amend the terms and conditions of any outstanding Award to allow the deferral of compensation after the Award is exercised, after the close of any applicable performance period, or after the removal of applicable restrictions. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3 Establishment of Performance Goals.  The Committee may condition the payment of any Award or the lapse of any Period of Restriction upon the achievement of a Performance Goal (defined below) that is established by the Committee. A “Performance Goal” shall mean an objective goal that must be met by the end of the performance period specified by the Committee based upon one or more of the following as applied to the Company, a Subsidiary, an affiliate or a business unit: (i) total stockholder return, (ii) total stockholder return as compared to total return of a publicly available index, (iii) net income, (iv) pretax earnings, (v) funds from operations, (vi) earnings before interest expense, taxes, depreciation and amortization, (vii) operating margin, (viii) earnings per share, (ix) return on equity, capital, assets or investment, (x) operating earnings,

(xi) working capital and/or liquidity, (xii) completion of capital projects, (xiii) expense and/or liability containment, (xiv) operating expenditures, (xv) operational safety metrics, (xvi) energy supply, conservation and environmental performance, (xvii) customer satisfaction metrics, (xviii) service levels and reliability, (xix) shareholder profile metrics, (xx) ethics, (xxi) public affairs and marketing metrics, (xxii) ratio of debt to stockholders equity, (xxiii) workforce-related metrics, (xxiv) internal financial reporting and accounts payable metrics, or (xxv) revenue. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. In addition to the foregoing, a Performance Goal may be the Participant’s achievement of a specified period of service with the Company, its Subsidiaries, or its Affiliates. Before paying an Award or permitting the lapse of any Period of Restriction on an Award subject to this Section, the Committee shall certify in writing that the applicable Performance Goal has been satisfied.

3.4 Decisions Binding.  The Committee shall have full authority to interpret and construe all provisions of the Plan and the Committee’s determinations on such matters shall be binding and conclusive. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4.

Shares Subject to the Plan

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.4 herein, the total number of Shares available for grant under the Plan shall be seven million, seven hundred fifty thousand (7,750,000). No more than thirty percent (30%) of such Shares in the aggregate may be issued pursuant to grants of Restricted Stock over the life of the Plan, and no more than twenty-five percent (25%) of such Shares in the aggregate may be issued pursuant to grants of Restricted Stock to any one individual in the aggregate over the life of the Plan.

4.2 Annual Award Limits.  The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in Section 4.4, apply to grants of Awards under this Plan:

(a) Options:  The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one Plan Year to any Participant shall be 45,000.

(b) SARs:  The maximum aggregate number of shares of Common Stock subject to SARs which may be granted in any one Plan Year to any Participant shall be 45,000.

(c) Restricted Stock:  The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted in any one Plan Year to any Participant shall be 45,000.

(d) Performance Units:  The maximum aggregate number of shares of Common Stock subject to Performance Units which may be granted in any one Plan Year to any Participant shall be the Fair Market Value (determined on the date of grant) of 45,000 shares of Common Stock. Additionally, the maximum aggregate Performance Unit cash payments that may be made in any one Plan Year to any Participant shall be $900,000.

(e) Performance Shares:  The maximum aggregate number of shares of Common Stock subject to Performance Shares which may be granted in any one Plan Year to any Participant shall be 45,000.

(f) Other Equity-Based Awards in Cash:  The maximum aggregate other equity-based cash payments that may be made in any one Plan Year to any Participant shall be $900,000.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(ii) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(iii) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

(iv) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

(v) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(vi) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 0 herein) but not in excess of the number of Shares deducted from the authorized Share pool in connection with the grant of the Award.

4.3 Lapsed Awards.  If any Award granted under this Plan is waived, canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award’s waiver, cancellation, termination, expiration, or lapse, the holder of the Award at any time receives one or more “benefits of ownership” pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.4 Adjustments in Authorized Shares.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

Article 5.

Eligibility and Participation

5.1 Eligibility.  Persons eligible to participate in this Plan include all officers and key Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.

Stock Options

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee.

The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

6.3 Option Price.  The Option Price for each grant of an Option under this Section 6.3 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Committee shall not be permitted to reprice granted options.

6.4 Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may an Option granted under this Plan become exercisable prior to one (1) year following the date of its grant.

6.6 Payment.  Options shall be exercisable by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either:  (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

6.9 Nontransferability of Options.  No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 7.

Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to an Eligible Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 0 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable prior to one (1) year after its grant.

7.2 Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the relation Option. A Tandem SAR may be exercisable only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price, by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act.

For example, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash may be limited to Window Periods. However, if the Committee determines that the Participant is not an Insider, or if the securities laws change to permit greater freedom of exercise of SARs, then the Committee may permit exercise at any point in time, to the extent the SARs are otherwise exercisable under the Plan.

7.8 Termination of Employment.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.9 Nontransferability of SARs.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 8.

Restricted Stock

8.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Employees in such amounts as the Committee shall determine, but, in addition to the limitations imposed under Article 4, Restricted Stock grants are not to exceed in the aggregate over the life of the Plan thirty percent (30%) of all Shares available for grant under the Plan, nor to exceed in the aggregate over the life of the Plan for any single individual twenty-five percent (25%) of the Shares available for grant under the Plan.

8.2 Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

8.3 Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to one year following the date of its grant.

8.4 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of Performance Goals set by the Committee, and/or restrictions under applicable Federal or state securities law; and may legend the certificates representing Restricted Stock to give appropriate notice of such restriction.

8.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

“The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Sierra Pacific Resources 2004 Executive Long-Term Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Sierra Pacific Resources.”

The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.6 Removal of Restrictions.  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant upon the satisfaction or lapse of all restrictions and after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his or her Share certificate.

8.7 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8 Termination of Employment.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, or among Participants, and may reflect distinctions based on the reasons for termination of employment.

Article 9.

Performance Units and Performance Shares

9.1 Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee. Subject to the limitations imposed under Article 4 hereof, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

9.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Goals which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.” Performance Periods shall be at least one (1) year in length, except in case where pre-established targets are satisfied, justifying an accelerated payment, but in no case less than six (6) months.

9.3 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made in a single lump sum, within seventy (70) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.5 Termination of Employment Due to Death, Disability, or Retirement.  In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares following the end of the applicable Performance Period if the applicable Performance Goals have been met. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established Performance Goals. Payment of such prorated payout of the Performance Unit/Shares shall be made in a single lump sum, within seventy (70) calendar days following the close of the applicable Performance Period.

9.6 Termination of Employment for Other Reasons.  In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company.

9.7 Nontransferability.  Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A Participant’s rights under the Plan with respect to Performance Units/Shares shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 10.

Other Equity-Based Cash Awards

The Committee shall have the right to grant the payment of cash based on Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive programs (to the extent permitted by such programs). Any payment of cash based on Performance Goals established by the Committee shall be paid on the earlier of within seventy (70) calendar days following the time the legally binding right to payment arises or the time such right ceases to be subject to a substantial risk of forfeiture. Any payment of Shares in lieu of cash under other Company incentive programs shall be paid according to the time period provided pursuant to such other Company incentive program.

Article 11.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12.

Deferrals

A Participant may not defer the receipt of the payment of cash or the delivery of Shares due to such Participant by virtue of (1) the exercise of an Option or SAR, (2) the lapse or waiver of restrictions with respect to Restricted Stock, or (3) the satisfaction of any requirements or goals with respect to Performance Units/Shares.

Article 13.

Rights of Employees

13.1 Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

13.2 Participation.  No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14.

Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor rule, or changes the eligibility requirement for participation hereunder shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon, and provided that the Board may not make any amendment increasing the number of shares authorized under the Plan (except for merger and recapitalizations) or make any other amendment which would require shareholder approval under NYSE listing standards or SEC rules.

14.2 Awards Previously Granted.

(a) The Committee may amend any outstanding Award if the Committee determines, in its sole and absolute discretion, such amendment to be necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Code Sections 162(m) or 409A or the regulations or rulings promulgated thereunder), which amendment may be made prospectively or retroactively without the approval or consent of the Participant. Additionally, the Committee may, without the approval or consent of the Participant make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award and the Plan to the extent, in the case of Awards intended to be qualified performance-based compensation under Section 162(m) of Code, that such adjustment would be consistent with the requirements of Section 162(m).

(b) Any other termination, amendment, or modification of the Plan or an Award not expressly contemplated in Section 14.1 or 14.2(a) above, shall not adversely affect in any material way any Award previously granted under the Plan, without the written consent of the applicable Participant.

Article 15.

Withholding

15.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

15.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this Section 15.2.

(a) Awards Having Exercise Timing Within Participant’s Discretion:

The Insider must either:

(i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Insider on which the exercise of the Award is to occur; or

(ii) Make the stock withholding election in connection with an exercise of an Award which occurs during a Window Period.

(b) Awards Having a Fixed Exercise/Payout Schedule Which is Outside Insider’s Control:

(i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event (e.g., exercise or payout) relating to the Award is scheduled to occur; or

(ii) Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Award (for this purpose, an election may be made prior to such a Window Period, provided that is becomes effective during a Window Period occurring prior to the applicable taxable event).

Article 16.

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17.

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18.

Legal Construction

18.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 0 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred within the minimum time limits specified or required in such rule. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

18.4 Securities Law Compliance.  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of the Federal securities laws. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5 Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Nevada.

18.6 Section 409A Compliance.  The Plan and all awards granted hereunder are intended to be drafted and operated so as not to constitute a nonqualified deferred compensation plan or arrangement subject to Section 409A.

ANNEX B

SIERRA PACIFIC RESOURCES
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

FEBRUARY 8, 2008

1.	PURPOSE

Sierra Pacific Resources (the “Company”) established the Sierra Pacific Resources Employee Stock Purchase Plan (the “Plan”) for the purpose of providing eligible employees of the Company and any subsidiary thereof with a means of acquiring an equity interest in the Company through accumulated payroll deductions, to enhance these employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with Section 423 of the Code.

2.	DEFINITIONS

(a) REGULAR BASE PAY means regular straight time earnings, but excludes payments for overtime, shift premiums, incentive compensation, bonuses and other special payments. However, in the case of Employees paid on a salary or commission basis, Regular Base Pay will also include an amount equal to the average of commissions in their payroll period during the six (6) months preceding the current Payroll Deduction Period, as that term is defined in Paragraph 7.

(b) BOARD means the Board of Directors of Sierra Pacific Resources (the “Company”).

(c) COMMITTEE means the Compensation Committee of the Board who oversees the administration of the Plan in accordance with Paragraph 22.

(d) EMPLOYEE means any person (including directors who are also employees or officers) who is customarily employed for more than 20 hours per week and more than five (5) months in a calendar year by one or more Employers.

(e) EMPLOYER means the Company and each of its Subsidiaries that has elected, by action of its board of directors, to participate in the Plan and whose participation in the Plan has been approved by the Board.

(f) SUBSIDIARY means any corporation that is a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Code.

3.	SHARES SUBJECT TO THE PLAN

There is a maximum of 900,162 shares of the Common Stock, $1.00 par value, of the Company (the “Shares”) available for sale under the Plan. The Shares were made available as of July 13, 1999, when the Plan was amended and restated, and are subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 4. The Shares issuable under the Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market.

4.	ADJUSTMENTS

In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price provided for under Paragraph 9 of the Plan. This will be done either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per Share, or by a proportionate decrease in the number of Shares and a proportionate increase in the Option Price. The adjustment will be made as required to enable eligible Employees who are then participants in the Plan and by whom an option is exercised on the last day of any then current Offering Period (as defined below) to acquire such number of full Shares as their accumulated payroll deductions on such date will pay for at the adjusted Option Price.

5.	ELIGIBILITY

All Employees of the Company, regardless of their position or rate of pay, may participate in the Plan except Employees who, on an Offering Commencement Date (as defined below), had not completed six (6) months service with the Company or a Subsidiary thereof.

6.	AUTHORIZATION FOR ENTERING THE PLAN

(a) An eligible Employee may participate in the Plan effective at the beginning of the next succeeding Payroll Deduction Period by filling out and submitting an online authorization form the “Authorization”:

(i) stating the amount to be deducted regularly from his or her pay, provided that such amount must be no less than $5.00;

(ii) authorizing the purchase of Shares for him or her on each Offering Exercise Date (as defined below); and

(iii) specifying the exact name in which Shares purchased for him or her are to be issued as provided under Paragraph 14 hereof.

Such Authorization can be submitted during open enrollment periods (“Open Enrollment Period”) which will typically occur in April and October subject to change as deemed administratively necessary.

Unless an Employee submits a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization on file under the Plan will continue as long as the Plan remains in effect.

The Company will accumulate and hold for the Employee’s account the amounts deducted from his or her pay but shall not be obligated to segregate such payroll deductions and no interest will be paid thereon.

(b) Employees may authorize payroll deductions in any even dollar amount up to but not more than 15% of their Regular Base Pay.

(c) Deductions may be increased or decreased only by submitting a new Authorization during an Open Enrollment Period.

7.	PAYROLL DEDUCTION PERIOD

The six-month periods, May 1 to October 31 and November 1 to April 30, shall be the “Payroll Deduction Periods” during which payroll deductions will be accumulated under the Plan. Each Payroll Deduction Period includes all pay days falling within it.

8.	OFFERING PERIOD

There are two “Offering Periods”:  June 1 through December 1 and December 1 through June 1. The first day of the “Offering Period” is the “ Offering Commencement Date” and the last day of the Offering Period is the “Offering Exercise Date.” Given the overlap of the Offering Periods, the Offering Commencement Date for a new Offering Period is also the Offering Exercise Date for the prior Offering Period.

9.	GRANTING STOCK OPTIONS

(a) Twice each year, on the Offering Commencement Date, the Company will grant to each eligible Employee who has submitted an Authorization during the immediately preceding Open Enrollment Period or is then a continued participant in the Plan pursuant to Section 6 an option to purchase on the Offering Exercise Date of such Offering Period at the “Option Price” hereinafter set forth such number of full Shares reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Exercise Date will pay for at such Option Price; provided and on condition that such Employee remains eligible and participates in the Plan throughout such Offering Period.

(b) The “Option Price” per Share for each Offering Period shall be the lesser of:  (1) 85% of the closing price for such stock as shown on the composite tape on the Offering Commencement Date, or on the last preceding day such quotations are available; or (2) 85% of the closing price for such Shares as shown on the composite tape on the Offering Exercise Date or on the last preceding day such quotations are available, but in no event will the Option Price be less than the par value of such Shares. This Option Price is set by the amendment and restatement of the Plan as adopted by the Board on February 8, 2008 and, if approved by stockholders, will be effective with the Offering Period beginning June 1, 2008.

(c) No offering shall be for longer than twenty-seven (27) months.

10.	SPECIAL LIMITATIONS

Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Shares under the Plan

(i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

(ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

For purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which an individual may purchase under outstanding options shall be treated as stock owned by such individual.

11.	EXERCISE OF OPTION

Each eligible Employee who continues to be a participant in the Plan on the Offering Exercise Date shall be deemed to have exercised his or her option on such Offering Exercise Date pursuant to the terms of the grant as set forth in Paragraph 9(b) of the Plan.

12.	UNUSED PAYROLL DEDUCTIONS

Only full Shares may be purchased under the Plan. Any balance remaining in an Employee’s accumulated payroll deduction account after exercise of an Option will be reported to the participant and will be carried forward to the next Payroll Deduction Period unless the participant elects to withdraw from the Plan.

13.	WITHDRAWAL FROM THE PLAN

An Employee may withdraw from the Plan, in whole but not in part, at any time prior to the Offering Exercise Date by forwarding a withdrawal notice to Shareholder Relations. In this event, Shareholder Relations will promptly refund the entire balance of his or her deductions not theretofore used to purchase stock under the Plan, without interest, and no further payroll deductions will be made from such Employee’s Regular Base Pay.

An Employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he or she must submit a new Authorization during a subsequent Open Enrollment Period.

14.	PURCHASE OF SHARES

As soon as practicable after each Offering Exercise Date, Shares acquired pursuant to the Plan shall be deposited to the participant’s account with the Company’s transfer agent credited as of the Offering Exercise Date.

Stock purchased under the Plan will be issued only in the name of the Employee, or if so specified on the Authorization, in the name of the Employee and another person of legal age as joint tenants.

15.	TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS

An Employee’s rights under the Plan and the payroll deductions credited to him or her belong to him or her alone and may not be pledged, transferred or assigned to or availed of by any other person, other than by will or the laws of descent and distribution, or a designation of beneficiary as provided in Paragraph 23 of the Plan. Any attempted assignment, transfer, pledge, or other disposition thereof shall be without effect, except that the Company or any Subsidiary thereof may treat such act as an election to withdraw from the Plan by such Employee in accordance with Paragraph 13.

16.	TERMINATION OF EMPLOYEE’S RIGHTS

An Employee’s rights under the Plan will terminate when he or she ceases to be an Employee because of retirement, resignation, layoff, discharge, death, or for any other reason. A Withdrawal Notice will be considered as having been received from the Employee on the day his or her employment ceases, and all payroll deductions not used to purchase stock will be refunded to the participant without interest.

If an Employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs. If an Employee’s payroll deductions are interrupted because compensation at any time during a Payroll Deduction Period is insufficient to cover such deduction due to an approved leave of absence, maternity leave or any other reason (a “Qualifying Reason”) and the Employee remains eligible to participate in the Plan as described in paragraphs 2(d) and 5 of the Plan, his or her deductions will be reinstated when sufficient funds exist and the Employee will be able to purchase Shares otherwise in accordance with the terms of the grant as set forth in Section 9(b). No accelerated or “make-up” amounts will be allowed to compensate for any such missed deduction.

Upon termination of the participant’s employment because of death, the participant’s beneficiary as provided herein shall have the right to elect, by written notice given to Shareholder Relations or other person designated by the Committee prior to the expiration of the period of thirty (30) days commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan, without interest, or (ii) to exercise the participant’s option for the purchase of Shares on the Offering Exercise Date next following the date of the participant’s death for the purchase of the number of full Shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price, and any excess in such account (in lieu of fractional Shares) will be returned to said beneficiary, without interest. In the event that no such written notice of election shall be duly received by Shareholder Relations or person designated by the Committee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary, without interest.

17.	TERMINATION AND AMENDMENTS TO PLAN

The Plan may be terminated at any time by the Company’s Board of Directors, without notice. The Plan will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time Shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded to the participants, without interest.

The Board of Directors also reserves the right to amend the Plan from time to time, in any respect, in order to meet changes in legal requirements or for any other reason. However, no amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan, materially alter the requirement for participation in the Plan, or materially increase the benefits accruing to participants in the Plan. In no event may the Plan be amended more frequently than once each six (6) months, other than to comport with changes in the Code or such other applicable law.

18.	LIMITATIONS ON SALE OF SHARES PURCHASED UNDER THE PLAN

As of the amendment and restatement adopted by the Board on February 8, 2008, if approved by stockholders, effective with the offering period beginning June 1, 2008, Shares purchased under the Plan will be subject to a one-year holding period from the Offering Exercise Date upon which the Shares were purchased. During this time, the shares may not be sold, transferred, withdrawn or moved; provided, however, that such prohibition will not apply following the death of a participant. This holding requirement does not apply to shares purchased under the Plan before December 1, 2008. The Plan is intended to provide an opportunity to purchase Shares for investment and not for resale. However, after the mandatory one-year holding requirement, the Company does not intend to restrict or influence Employees in the conduct of their own business affairs. Notwithstanding the foregoing, an Employee may sell Shares purchased under the Plan at any time after the mandatory holding period of one year; provided, however, that because of certain federal tax requirements, each Employee will agree by entering the Plan, to promptly give the Company notice of any such Shares disposed of within eighteen months of its purchase showing the number of such Shares disposed of and the date purchased by him or her. An Employee who is subject to Section 16(b) of the Act may be subject to short-swing profit liability associated with the sale of Shares acquired under the Plan if transacted within six months of another transaction in the Company’s securities that is not exempt from liability pursuant to Section 16(b) of the Act. Each Employee shall agree by participation in the Plan to all restrictions on Shares acquired pursuant to the Plan.

19.	OPTIONEES NOT STOCKHOLDERS

Neither the granting of an option to an Employee nor the deductions from his or her pay shall constitute such Employee a stockholder of the shares covered by an option until such Shares have been purchased by such Employee.

20.	COMPANY’S CONTRIBUTION TO PLAN

The Company’s contribution toward the Plan will consist of making its Shares reserved for the purposes of the Plan available for the purchase by Employees at less than the market price and of bearing all costs of administering and carrying out the Plan including brokerage commissions on stock purchased in the open market for issuance under the Plan.

21.	CERTAIN RESERVATIONS

It is intended that the Plan comply with applicable requirements of pertinent federal and other laws, and that it conform with limitations imposed by the Company’s stockholders.

22.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee or such other person or persons to whom the Committee may delegate administrative authority, including the Company’s Shareholder Relations Department; provided, however, that the interpretation and construction of any provisions of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company, each Subsidiary, and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Board. The Committee has selected Sierra Pacific Resources’ Shareholder Relations Department to manage the Plan.

23.	DESIGNATION OF BENEFICIARY

A participant may file a written designation of a beneficiary who is to receive any cash held in his or her payroll deduction account in the case of such participant’s death. Such designation of beneficiary may be changed by a participant at any time by written notice to Shareholder Relations. Upon the death of a participant and upon receipt by Shareholder Relations of proof of the identity and existence at the time of the participant’s death of a beneficiary validly designated under the Plan, the Company shall deliver either such cash allocable to a participant as of his or her date of death or Shares, pursuant to Paragraph 15, to his or her designated beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such cash to the spouse of such participant, or, in the event the participant was not married at the time of death, then to his or her estate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the cash credited to the participant under the Plan.

24.	NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Relations.

25.	APPROVAL OF STOCKHOLDERS

The Plan is a continuation of an employee stock purchase plan previously maintained by Sierra Pacific Power Company, which corporation became a wholly-owned subsidiary of Sierra Pacific Resources on May 31, 1984. The Plan became effective as of June 14, 1984, which is the original date it was adopted by the Board, and was approved by the stockholders within twelve (12) months after said original adoption date. On July 13, 1999, the Board approved Restatement No. 1, as amended, subject to the approval of the stockholders of the Company, which was obtained on June 19, 2000. On February 8, 2008 the Board approved the amendment and restatement of the Plan, subject to stockholder approval at their next meeting within twelve (12) months after said date of adoption. Should an Offering Exercise Date occur before stockholder approval of the amended and restated Plan is obtained, the Committee shall take such action(s) as it deems necessary to comply with applicable law or to preserve desired treatment thereunder.

SIERRA PACIFIC RESOURCES VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery 6100 NEIL ROAD of information up until 11:59 P.M. Eastern Time the day before the annual P.O. BOX 30150 meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic RENO, NV 89520 voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Sierra Pacific Resources in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sierra Pacific Resources, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SIERA1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SIERRA PACIFIC RESOURCES For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Vote On Directors number(s) of the nominee(s) on the line below. 1. TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS. 0 0 0 For nominees listed below (except as written to the contrary to the right): 01) Joseph B. Anderson Jr. 02) Glenn C. Christenson 03) Philip G. Satre For Against Abstain Vote On Proposals 2. TO CONSIDER WHETHER TO ADOPT A STOCKHOLDER PROPOSAL REQUESTING DIRECTORS TO TAKE THE STEPS NECESSARY TO ELIMINATE 0 0 0 CLASSIFICATION OF THE TERMS OF THE BOARD OF DIRECTORS TO REQUIRE THAT ALL DIRECTORS STAND FOR ELECTION ANNUALLY 3. TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE COMPANY’S RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN 0 0 0 4. TO APPROVE AMENDMENTS TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN 0 0 0 5. TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 0 0 0 6. WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST PROPOSAL NO. 2, FOR ALL NOMINEES IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 3, 4 & 5 For address changes and/or comments, please check this box 0 and write them on the back where indicated. Please sign below exactly as your name appears on this card including the title “Executor,” “Trustee,” etc., if the same is indicated. When stock is held by a corporation, this proxy should be executed by an authorized officer thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Your vote is important. Please vote immediately. You may also vote the shares over the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not mail your proxy card. If you plan on attending this meeting, it is required to have a valid state ID. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. This Proxy is solicited on behalf of the Board of Directors. ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2008 The undersigned, revoking all prior proxies, hereby appoints Paul J. Kaleta and William D. Rogers, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of Sierra Pacific Resources that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Monday, April 28, 2008, at the Las Vegas Hilton, 3000 Paradise Road, Las Vegas, Nevada, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof: THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 3, 4 AND 5, AND “AGAINST” THE STOCKHOLDER PROPOSAL IN PROPOSAL 2. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Please mark, sign, date, and return the Proxy using the enclosed envelope.